UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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SOUTHERN MISSOURI BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

September 23, 2024

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Southern Missouri Bancorp, Inc., we cordially invite you to attend the 2024 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m. local time, on October 28, 2024, at our corporate headquarters, located at 2991 Oak Grove Road, Poplar Bluff, Missouri.

The matters expected to be acted upon at the meeting are described in the attached proxy statement. A proxy card enabling you to vote without attending the meeting is enclosed. In addition, we will report on our progress during the past year.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then vote by internet, telephone or mail as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting. In accordance with the rules of the Securities and Exchange Commission, our proxy statement, proxy card and annual report to shareholders are available on the Internet at http://www.edocumentview.com/SMBC.

Your Board of Directors and management are committed to the continued success of Southern Missouri Bancorp, Inc., and the enhancement of your investment. As Chairman and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Chairman and Chief Executive Officer
Sincerely, /s/ Greg A. Steffens Greg A. Steffens Chairman and Chief Executive Officer

SOUTHERN MISSOURI BANCORP, INC.

2991 Oak Grove Road

Poplar Bluff, Missouri 63901

(573) 778-1800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 28, 2024

Notice is hereby given that the annual meeting of shareholders of Southern Missouri Bancorp, Inc. will be held at our corporate headquarters, located at 2991 Oak Grove Road, Poplar Bluff, Missouri, on October 28, 2024, at 9:00 a.m. local time.

A proxy card and a proxy statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of three directors of Southern Missouri Bancorp, each for a term of three years;
Proposal 2.	An advisory (non-binding) vote on executive compensation, commonly referred to as a “say on pay” vote;
Proposal 3.	An advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every one, two, or three years;
Proposal 4.	Approval of the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan; and
Proposal 5.	Ratification of the appointment of Forvis Mazars, LLP as Southern Missouri Bancorp’s independent auditors for the fiscal year ending June 30, 2025.

Shareholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on September 6, 2024, as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof. Shareholders have a choice of voting by Internet or by telephone, by mailing a completed proxy card or by submitting a ballot in person at the Annual Meeting. Regardless of the number of shares you own, your vote is very important. Please act today to ensure that your shares are represented at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Charles R. Love
Charles R. Love
Secretary

Poplar Bluff, Missouri
September 23, 2024

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SOUTHERN MISSOURI BANCORP, INC.

2991 Oak Grove Road

Poplar Bluff, Missouri 63901

(573) 778-1800

IMPORTANT NOTICE: Internet Availability of Proxy Materials

for the Shareholders’ Meeting To Be Held on October 28, 2024.

These proxy materials are also available to you on the Internet.

You are encouraged to review all of the information contained in the proxy materials before voting.

The Company’s Proxy Statement, Annual Report to

Shareholders and other proxy materials are available at

http://www.edocumentview.com/SMBC

iii

SOUTHERN MISSOURI BANCORP, INC.

2991 Oak Grove Road

Poplar Bluff, Missouri 63901

(573) 778-1800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held on October 28, 2024

Southern Missouri Bancorp, Inc.’s Board of Directors is using this proxy statement to solicit proxies from the holders of Southern Missouri Bancorp common stock for use at our annual meeting of shareholders (the “Annual Meeting”). We are first mailing this proxy statement and the enclosed proxy card to our shareholders on or about September 23, 2024. Certain of the information provided herein relates to Southern Bank, a wholly owned subsidiary of Southern Missouri Bancorp. Southern Bank may also be referred to from time to time as the “Bank.” References to “Southern Missouri Bancorp”, the “Company”, “we”, “us” and “our” refer to Southern Missouri Bancorp, Inc. and, as the context requires, Southern Bank.

By submitting your proxy, you authorize our Board of Directors to represent you and vote your shares at the Annual Meeting in accordance with your instructions. The Board also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

Southern Missouri Bancorp’s Annual Report to Shareholders for the fiscal year ended June 30, 2024, which includes Southern Missouri Bancorp’s audited financial statements, is enclosed. Although the Annual Report is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference. These materials are also available via the Internet at http://www.edocumentview.com/SMBC.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting.

Our annual meeting will be held as follows:

Date:	October 28, 2024
Time:	9:00 a.m., local time
Place:	Southern Missouri Bancorp, Inc./Southern Bank
2991 Oak Grove Road
Poplar Bluff, Missouri

Matters to be Considered at the Annual Meeting.

At the Annual Meeting, shareholders of Southern Missouri Bancorp are being asked to consider and vote upon the following proposals:

Proposal I.	Election of three directors of Southern Missouri Bancorp, each for a term of three years;
Proposal II.	An advisory (non-binding) vote on executive compensation as disclosed in this proxy statement (the “Say on Pay Vote”);
Proposal III.	An advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every one, two, or three years (the “Frequency of the Vote on Say on Pay”);
Proposal IV.	Approval of the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”); and
Proposal V.	Ratification of the appointment of Forvis Mazars, LLP as Southern Missouri Bancorp’s independent auditors for the fiscal year ending June 30, 2025 (the “Independent Auditor Proposal”).

The shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Voting

We have fixed September 6, 2024, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and any and all adjournments or postponements thereof. Only shareholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Southern Missouri Bancorp common stock outstanding on the Record Date was 11,277,737. These are the only securities of the Company entitled to vote at the Annual Meeting.

You are entitled to cast one vote for each share of Southern Missouri Bancorp common stock held on the Record Date; provided, however, that under Section 3.2 of our articles of incorporation, any person who beneficially owns in excess of 10% of the outstanding shares of Southern Missouri common stock may not vote the excess shares without the prior approval of a majority of the Whole Board (defined as the total number of directors we would have if there were no vacancies on the Board of Directors). In order for any proposals considered at the Annual Meeting to be approved by shareholders, a quorum must be present. The holders of a majority of the outstanding shares of Southern Missouri common stock entitled to vote, present or represented by proxy at the Annual Meeting, will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Directors will be elected by a majority of the shares entitled to vote thereon and represented in person or by proxy at the Annual Meeting. This means that the number of votes cast “For” election of a nominee must exceed the number of votes cast “Against” that nominee and as “Abstain” with respect to that nominee in order for the nominee to be elected. Abstentions will have the same effect as a vote “Against” a nominee and broker non-votes will have no effect on the vote with respect to a nominee. The approvals of the Say on Pay Vote, the approval of the 2024 Omnibus Incentive Plan and the Independent Auditor Proposal each require the affirmative vote of a majority of the shares entitled to vote thereon and represented in person or by proxy at the Annual Meeting. With regard to the Frequency of the Vote on Say on Pay proposal, the choice receiving the greatest number of votes – one year, two years or three years – will be the frequency shareholders will be deemed to have approved.

With regard to the Say on Pay Vote, the approval of the 2024 Omnibus Incentive Plan and the Independent Auditor Proposal, stockholders may vote for or against these proposals or abstain from voting on these proposals. In determining the percentage of shares that have been affirmatively voted on the Say on Pay Vote, the approval of the 2024 Omnibus Incentive Plan and the Independent Auditor Proposal, the affirmative votes will be measured against the votes “Against” with respect to each proposal. Thus, abstentions and broker non-votes will have no effect on these proposals. With regard to the Frequency of the Vote on Say on Pay proposal, shareholders may vote for a frequency of one year, two years or three years or abstain from voting on this proposal, abstentions and broker non-votes will have no effect on the frequency of the vote on Say on Pay proposal. The outcome of the Say on Pay Vote and the Frequency of the Vote on Say on Pay proposal is not binding on the Board of Directors.

All shares of Southern Missouri common stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the shareholders executing the proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the election as directors of the persons named in this proxy statement, FOR the Say on Pay Vote, FOR the Frequency of the Vote on Say on Pay proposal to be voted on every year, FOR the approval of the 2024 Omnibus Incentive Plan and FOR the Independent Auditor Proposal, and in accordance with the discretion of the persons appointed proxy for the shares upon any other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Proxy Solicitation Costs

We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers, and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

BENEFICIAL OWNERSHIP OF SOUTHERN MISSOURI BANCORP COMMON STOCK

Stock Ownership of Significant Shareholders, Directors, and Executive Officers

The following table sets forth, as of the September 6, 2024, voting record date, information regarding share ownership of:

●	those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Southern Missouri Bancorp common stock other than directors and executive officers;
●	each director and director nominee of Southern Missouri Bancorp;
●	each executive officer of Southern Missouri Bancorp named in the Summary Compensation Table appearing under “Executive Compensation” below; and
●	all current directors and executive officers of Southern Missouri Bancorp as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as Southern Missouri Bancorp. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Southern Missouri Bancorp. As of September 6, 2024, there were 11,277,737 shares of Company common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are exercisable as of or within 60 days after September 6, 2024, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of
	Beneficially	Common Stock
Beneficial Owners	Owned(1)	Outstanding %(10)
FJ Capital Management LLC et al. (2)	608,264	5.39
7901 Jones Branch Dr # 210
McLean, VA 22102
Black Rock, Inc. (3)	706,660	6.26
50 Hudson Yards
New York, NY 10001
The Vanguard Group (4)	574,997	5.09
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC (5)	810,171	7.17
245 Summer Street
Boston, MA 02210

Directors and Executive Officers
Greg A. Steffens, Chairman & CEO(6) (7) (8)	303,903	2.69
L. Douglas Bagby, Director and Vice Chairman	28,000	*
Sammy A. Schalk, Director	84,355	*
Rebecca M. Brooks, Director	31,000	*
Daniel L. Jones, Director (6)	284,424	2.52
Charles R. Love, Director and Secretary	26,100	*
Dennis C. Robison, Director	18,427	*
David J. Tooley, Director	51,000	*
Todd E. Hensley, Director	548,540	4.86
David L. McClain, Director (6)	2,521	*
William Young, Director (6)	219,988	1.95
Matthew T. Funke, President & Chief Administrative Officer(6) (7) (8)	68,901	*
Justin G. Cox, Regional President(6) (8)	29,439	*
Mark E. Hecker, EVP & Chief Credit Officer(6) (8)	26,484	*
Rick A. Windes, EVP & Chief Lending Officer(6) (8)	11,982	*
Directors and executive officers as a group (20 persons)(9)	1,883,116	16.60

(1)Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2)

As reported by FJ Capital Management LLC, Financial Opportunity Fund LLC, Martin Friedman, Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, SunBridge Manager, LLC, SunBridge Holdings, LLC, and White Oak Enterprises, Inc., in a Schedule 13G/A filed with the SEC on February 8, 2024. FJ Capital Management LLC reported shared voting power over 608,264 shares and shared dispositive power over 372,695 shares, Financial Opportunity Fund LLC reported shared voting and dispositive powers over 372,695 shares, Mr. Friedman reported shared voting power over 608,264 shares and shared dispositive power over 372,695 shares, Bridge Equities III, LLC reported shared voting and dispositive powers over 74,436 shares, Bridge Equities VIII, LLC reported shared voting and dispositive powers over 20,613 shares, Bridge Equities IX, LLC reported shared voting and dispositive powers over 42,711 shares, Bridge Equities X, LLC reported shared voting and dispositive powers over 51,504 shares, Bridge Equities XI, LLC reported shared voting and dispositive powers over 46,300 shares, SunBridge Manager, LLC reported shared voting and dispositive powers over 235,569 shares, SunBridge Holdings, LLC reported shared voting and dispositive powers over 235,569 shares and White Oak Enterprises, Inc. reported shared voting and dispositive powers over 235,569 shares.

(3)	As reported by BlackRock, Inc. in a Schedule 13G filed with the SEC on January 29, 2024. BlackRock, Inc. reported sole voting power over 692,906 shares and sole dispositive power over 706,660.
(4)

As reported by The Vanguard Group in a Schedule G filed with the SEC on February 13, 2024. The Vanguard Group reported shared voting power over 6,445 shares, shared dispositive power over 14,495 shares and sole dispositive power over 560,042 shares.

(5)	As reported by FMR LLC in a Schedule 13G/A filed with the SEC on February 9, 2024. FMR LLC reported shared dispositive power over 810,171 shares and sole dispositive power over 810,171 shares.
(6)

Included in the shares beneficially owned are options to purchase shares of Southern Missouri Bancorp common stock exercisable as of or within 60 days after September 6, 2024, as follows: Mr. Steffens – 14,300 shares, Mr. Funke – 8,600 shares; Mr. Jones – 3,000 shares; Mr. Cox – 8,500 shares; Mr. Hecker – 8,500 shares; Mr. Windes – 6,500 shares; Mr. McClain – 1,500 shares; Mr. Young – 1,500 shares.

(7)Includes 24,027 shares held as custodian for Mr. Steffens’ daughter.

(8)

Includes 47,543 shares held by Mr. Steffens’ account, 15,851 shares held by Mr. Funke’s account, 12,489 shares held by Mr. Cox’s account, 1,719 shares held by Mr. Hecker’s account, and 1,782 shares held by Mr. Windes’ account under the Southern Bank 401(k) Retirement Plan.

(9)

Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options that are exercisable as of or within 60 days after September 6, 2024, to purchase 67,300 shares of Southern Missouri Bancorp common stock granted to directors and executive officers.

(10)

Shares subject to options that are currently exercisable or that will become exercisable within 60 days of September 6, 2024 are deemed outstanding for purposes of calculating the percentage ownership of the person holding those options but are not treated as outstanding for purposes of calculating the percentage ownership of any other person.

PROPOSAL I -- ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting serves for a three-year term. The terms of three of the present directors are expiring at the Annual Meeting.

Each director elected at the Annual Meeting will hold office for a three-year term expiring in 2027. All of our nominees currently serve as directors of the Company and the Bank. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The principal occupation and business experience for the last five years and certain other information with respect to each nominee is set forth below. The information concerning the nominees has been furnished to us by them.

The Board believes that the many years of service that our directors have at the Company, the Bank or at other financial institutions is one of their most important qualifications for service on our Board. This service has given them extensive knowledge of the banking business and the Company. Furthermore, their service on Board committees here or at other institutions, especially in areas of audit, compliance and compensation is critical to their ability to oversee the management of the Bank by our executive officers. Service on the Board by our Chief Executive Officer is critical to aiding the outside directors’ understanding of the complicated issues that are common in the banking business. Each outside director brings special skills, experience, and expertise to the Board as a result of their other business activities and associations.

Nominees to Serve a Three-Year Term Expiring at the 2027 Annual Meeting

Greg A. Steffens, Age 57. Mr. Steffens served as President of Southern Missouri Bancorp from October 2000 to June 2022 and has served as Chief Executive Officer since 2003. In July 2022, Mr. Steffens became Chairman of the Board of the Company. Prior to being elected President, Mr. Steffens served as Chief Financial Officer of Southern Missouri Bancorp, and President and Chief Executive Officer of Southern Bank. Previously, Mr. Steffens was the Chief Financial Officer of Sho-Me Financial Corp. for four years, and before that Mr. Steffens was employed as a bank examiner with the Office of Thrift Supervision. As Chairman and Chief Executive Officer, Mr. Steffens brings a special knowledge of the financial, economic, and regulatory challenges the Company faces and is well-suited to educate the Board on these matters.  Mr. Steffens has been a director of Southern Missouri Bancorp and Southern Bank since 2000.

L. Douglas Bagby, Age 74. Mr. Bagby served as the City Manager of Poplar Bluff, Missouri from September 2003 until his retirement in June 2014. Previously, he was employed for 14 years as the General Manager of Poplar Bluff Municipal Utilities and had served two earlier years as the Poplar Bluff City Manager. Mr. Bagby also served for six years on the Poplar Bluff R-1 school board. He was Chairman of the Board of the Company through June 30, 2022, and since July 1, 2022 has served as Vice-Chairman of the Board. His background provides expertise in providing deposit services and credit to public units, both directly and through the securities markets.  Mr. Bagby has been a director of Southern Missouri Bancorp and Southern Bank since 1997.

Todd E. Hensley, Age 57. Mr. Hensley was formerly Chairman, President, and CEO of Peoples Service Company and its subsidiary, Peoples Banking Company, prior to their acquisition by the Company in August 2014. He also served as Chairman of the Board of Directors of Peoples Banking Company’s subsidiary bank, Peoples Bank of the Ozarks. Prior to that, he served as Compliance Officer and General Counsel and also had broad responsibilities for the operations of Peoples Banking Company and its subsidiaries. Now semi-retired, he formerly was an attorney licensed to practice in Missouri and Illinois. He has been involved in the banking industry for over 30 years. Mr. Hensley has been a director of Southern Missouri Bancorp and Southern Bank since 2014.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Continuing Directors

In addition to the nominees proposed for re-election on the Board of Directors of the Company, the following individuals are also members of the Company’s Board, each serving for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of the Company is set forth below. The information concerning the continuing directors has been furnished to us by them.

Directors Serving a Term Expiring at the 2025 Annual Meeting.

Sammy A. Schalk, Age 75. Mr. Schalk is the President and principal owner of Gamblin Lumber Company. Mr. Schalk serves on the advisory committee for the Industrial Technology Department of a local junior college and is a member of the City of Poplar Bluff’s municipal utilities advisory board. Mr. Schalk’s experience in the building trades industry provides expertise into the evaluation of commercial and residential real estate lending issues. He was Chairman of the Board of Southern Bank through June 30, 2022 and since July 1, 2022, has served as Vice-Chairman of the Board of Southern Bank. His experience managing a successful business provides insight into general management issues of the Company. Mr. Schalk has been a director of Southern Missouri Bancorp and Southern Bank since 2000.

Charles R. Love, Age 73. Mr. Love is a certified public accountant and retired as a partner with the accounting firm of Kraft, Miles & Tatum, LLC. Mr. Love had been an accountant with Kraft, Miles & Tatum, LLC for 35 years, and has over 51 years of experience in public accounting, including conducting audits and preparing financial statements and tax returns. He brings important technical and financial expertise to the Board, including the ability to understand and explain financial statements and tax returns of borrowers. His varied practice experience provides a knowledge base regarding the area’s economic performance. Mr. Love has been a director of Southern Missouri Bancorp and Southern Bank since 2004.

William Young, Age 57. Mr. Young served as President of Citizens Bank & Trust Company until it was acquired by the Company in January 2023. Mr. Young was the fifth generation affiliated with Citizens Bank & Trust Company as a majority shareholder. Mr. Young began his career in banking in 1990 as a loan officer and then concentrated on trust and investment activities beginning in 1993. He served as President or Chairman of Citizens Bank & Trust Company since 1998. Mr. Young also served on the First Community Bank and Great American Bank Board of Directors. A graduate of the University of Arizona with a Finance Degree, Mr. Young enhanced his banking skills with advanced training in lending at the Missouri School of Commercial Lending and the Graduate School of Banking at the University of Wisconsin. Mr. Young is active in the local community and serves on several local boards. His background provides expertise in providing trust, deposit and credit services directly to the Bank’s customers.  Mr. Young has been a director of Southern Missouri Bancorp and Southern Bank since 2023.

Daniel L. Jones, Age 59. Mr. Jones is a certified public accountant and founder of FortuneBank. He served as its Chairman and Chief Executive Officer until it was acquired by the Company in February 2022. He started his career at KPMG in the community bank practice of the audit group. After leaving KPMG, he acquired a public accounting firm in Arnold, Missouri, and served as legal director for Eagle Bank & Trust Co. and Midwest Bank Centre. He practiced as a Certified Public Accountant for 20 years. After decades in the financial field, he felt there was a need for a truly community-minded bank in northern Jefferson County, Missouri, and in 2004, he started the process of founding FortuneBank. In addition to being an active citizen in the community, he also owns DLJ Properties, Inc., a business that develops, constructs, owns and manages commercial real estate. He earned a bachelor’s degree in Business Administration from Southeast Missouri State University.  Mr. Jones became a director of Southern Missouri Bancorp and Southern Bank in 2022.

Directors Serving a Term Expiring at the 2026 Annual Meeting.

Rebecca M. Brooks, Age 68. Ms. Brooks is the financial operations manager for McLane Transport, Inc. She has held that position since 1997. In that capacity, her duties include financial statement preparation and analysis, budgeting, oversight of the firm’s payroll, payables, and receivables functions, and tax management. She was previously employed in healthcare administration and served as president of a small hospital employee credit union. That institution merged with Maxwell-Gunter Federal Credit Union, where she served on the board of directors for five years. Ms. Brooks provides expertise to the Board of Directors in the evaluation of transportation and other service industry borrowers. Having been a credit union executive and director, Ms. Brooks’ background provides an understanding of consumer credit and regulatory oversight of financial institutions. Ms. Brooks has been a director of Southern Missouri Bancorp and Southern Bank since 2004.

Dennis C. Robison, Age 70. Mr. Robison is a farmer in Butler and Ripley counties in Missouri. He primarily raises soybeans, rice, and wheat. He served on the board of Riceland Foods from 1994 to 2006. As managing partner of two farming operations, his responsibilities have included budgeting, financing, tax planning, and resource and personnel management. His experience as a farmer provides an ability to understand the operations of the Company’s agricultural borrowers, and his experience managing successful farming operations provides insight into general management issues of the Company.  Mr. Robison has been a director of Southern Missouri Bancorp and Southern Bank since 2008.

David J. Tooley, Age 75. Mr. Tooley assisted in the staffing and opening of what began as a loan production office and is now a full-service branch for Southern Bank in Springfield, Missouri, from September 2010 through October 2011. He previously was President, CEO and a director of Metropolitan National Bank (MNB) in Springfield, Missouri, serving from February 2001 until his retirement in March 2010. Prior to MNB, he worked at First Savings Bank (FSB) of Mt. Vernon, Missouri. He started at FSB in January 1975 and was employed there until December 31, 1997. He co-managed FSB, and also served on its board of directors. FSB was converted to a publicly traded company in 1993 and subsequently was purchased by Union Planters Bank of Memphis, Tennessee, in 1997. (Union Planters Bank was later merged into Regions Bank.) He also served on the community bank board of Union Planters after the merger until his employment at MNB. He has over 35 years of management experience at banking institutions.  Mr. Tooley has been a director of Southern Missouri Bancorp and Southern Bank since 2011.

David L. McClain, Age 39. Mr. McClain has been the owner and operator of a State Farm Insurance Agency located in Jonesboro, Arkansas since 2021. Prior to that time Mr. McClain was Executive Director of Development for Arkansas State University – Jonesboro (“ASU”), a position he held from 2015 to 2021. From 2011-2015 Mr. McClain was Director of Development for ASU. Mr. McClain is also an Alderman for the Jonesboro City Council serving since 2016. Mr. McClain earned a Bachelor of Science in Management and a Master’s in Public Administration, from ASU. Mr. McClain brings valuable experience in both community relations and business development to the Board. Mr. McClain became a director of Southern Missouri Bancorp and Southern Bank in 2022.

Board of Directors’ Meetings and Committees and Corporate Governance Matters

Board Meetings

Meetings of the Company’s Board of Directors are generally held on a monthly basis. The Company’s Board of Directors held twelve regular meetings and five special meetings during the fiscal year ended June 30, 2024. During fiscal 2024, no director of the Company attended fewer than 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which committees he or she served during the period in which he or she served with the exception of Dennis Robison who attended 67 percent of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which committees he served during the period he served.

Board Member Attendance at Annual Meetings

The Company’s policy is for all directors to attend its annual meeting of shareholders, and all directors attended last year’s annual meeting.

Director Independence

The Board has determined that Directors Bagby, Schalk, Brooks, Love, Robison, Tooley, Hensley, and McClain, constituting a majority of the Board members, are “independent directors,” as that term is defined in Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market (“NASDAQ”). Among other things, when making this determination, the Board considers each director’s current or previous employment relationships and material transactions or relationships with the Company or the Bank, members of their immediate family and entities in which the director has a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent. Among other matters, in reaching its determination on independence, the Board considered the fact that certain of the directors or their affiliates have borrowed money from the Bank. See “Relationships and Transactions with Executive Officers, Directors and Related Persons.”

Shareholder Communications with Board

Shareholders may communicate directly with the Board of Directors by sending written communications to L. Douglas Bagby, Vice-Chairman, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901.

Board Diversity

BOARD DIVERSITY STATEMENT AND MATRIX

The Company is committed to having a diverse board. In furtherance of this commitment, when considering candidates to fill an open seat on the board, the Nominating Committee will require that the list of candidates include individuals with diversity of experience, race, ethnicity and gender, and special knowledge background or experience relevant to the operations of the Company, including but not limited to: accounting, finance, banking operations, lending, information technology and the operations of a public company, although when directors are added in connection with an acquisition, not all of these factors may be addressed. Any third-party consultant asked to furnish an initial list will be required to include such candidates. The Listing Rules of the NASDAQ Stock Market generally require each NASDAQ listed company to provide statistical information about the Company’s Board of Directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. The following matrix provides the requisite information with respect to our Board of Directors.

Board Diversity Matrix (As of September 6, 2024)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	10	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Board Members Knowledge, Skills and Experience

The following table summarizes certain of the key areas of expertise and skills that our directors possess. This matrix is not a complete list of each director’s experience and contributions to the Board. Additional details can be found under each director’s biographical information provided above.

	L. Douglas	Rebecca	Todd	Dan	Charles	Dennis	Sammy A.	Greg	David	David	William
	Bagby	Brooks	Hensley	Jones	Love	Robison	Schalk	Steffens	Tooley	McClain	Young
Part III: Areas of Expertise
Accounting		X	X	X	X		X	X	X
Finance	X	X	X	X		X	X	X	X		X
Banking	X	X	X	X				X	X		X
Management	X	X	X	X		X	X	X	X	X	X
Compliance	X	X	X					X	X	X
Information Technology		X						X
Lending				X				X	X
Legal			X					X	X
Agriculture					X	X		X
Real Estate	X	X		X	X	X	X	X	X
Construction	X			X	X	X	X	X	X
Transportation	X	X			X			X	X
Health care	X	X			X			X	X
Manufacturing	X							X	X
Automotive					X			X	X
Hospitality Industry		X			X			X	X
Public Entities	X							X	X	X

Ethics Code

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800. In addition, the Code of Business Conduct and Ethics is available on our investor relations website at http://investors.bankwithsouthern.com under “Corporate Overview/Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight

In July 2022, we combined the positions of Chief Executive Officer and Chairman into one position. Considering the growth of our organization over recent years, the Board of Directors determined that this structure is appropriate because of the primarily singular operating environment of the Company and Southern Bank, with our predominant focus on being a provider of retail financial services. Having the Chief Executive Officer and Chairman involved in the daily operations of this focused line of business improves the communication between management and the Board and ensures that the Board’s interests are represented in our daily operations, particularly with regard to risk management. Because the Chief Executive Officer and Chairman positions are now combined, the Board of Directors decided to designate a non-management director (currently Mr. Bagby, the former Chairman of the Board) to serve as Vice-Chairman and lead director. The lead director is responsible for presiding over executive sessions of the non-management directors held outside the presence of the Chairman, and for serving as a liaison between the non-management directors and the Chairman.

Risk is inherent with the operation of every financial institution, and how well an institution manages risk can ultimately determine its success. We face a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board has ultimate responsibility for the oversight of risk management. The Board believes that risk management, including setting appropriate risk limits and monitoring mechanisms, is an integral component and cannot be separated from strategic planning, annual operating planning, and daily management of our business. Consistent with this approach as well as based on the belief that certain risks require an oversight focus that a Board committee can better provide, the Board has delegated the oversight of certain risk areas to certain committees of the Board. The responsibilities of the Compensation Committee include the consideration of risks in connection with incentive and other compensation programs. See “Board of Directors’ Meetings and Committees and Corporate Governance Matters — Compensation Committee”. These committees regularly provide reports of their activities and recommendations to the full Board. In addition, members of senior management regularly attend meetings of the Board to report to the Board on the primary areas of risk that we face.

Cybersecurity risk is a key consideration in the operation risk management capabilities at Southern Bank. We maintain a formal information security program, which is subject to oversight by, and reporting to, the Information Technology Committee and the Board of Directors. Given the nature of our operations and business, including the Bank’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk that is subject to control and monitoring at various levels of management throughout the Bank. The Information Technology Committee and the Board of Directors oversee and review reports on significant matters related to corporate security, including cybersecurity.

Stock Pledging and Hedging Policies

The Company’s “Insider Trading Policy” among other things, discourages the Company’s directors and executive officers from holding Company stock in a margin account or pledging company stock as collateral for a loan. An exception to this policy may be where a person wishes to pledge Company securities as collateral for a loan (including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. In addition, the policy prohibits the directors and officers of the Company from using any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities owned by the director, executive officer, or employee. Any director or officer wishing to enter into such an arrangement must first preclear the proposed transaction with the Company’s Chief Executive Officer and must provide justification for the proposed transaction. As of this date, the Chief Executive Officer has not permitted any director, officer, or employee of the Company to engage in hedging.

Board Committees and Charters

The Board of Directors of the Company has standing Audit, Compensation, and Nominating Committees. The charters for the Audit Committee, Compensation Committee and Nominating Committee are available on our investor relations website at http://investors.bankwithsouthern.com at “Corporate Overview/Corporate Governance.” You also may obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800.

Audit Committee

The Audit Committee is comprised of Directors Love (Chairman), Bagby, Schalk, Brooks, Robison, Tooley, Hensley and McClain, all of whom are “independent directors” under the NASDAQ listing standards. The Board of Directors has determined that Director Love is an “audit committee financial expert” as defined in Item 407(e) of SEC Regulation S-K and that all of the Audit Committee members meet the independence and financial literacy requirements under the NASDAQ listing standards. In fiscal 2024, the Audit Committee met four times.

The Audit Committee is appointed by the Company’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to: the integrity of the Company’s consolidated financial statements and the accounting and financial reporting processes; the systems of internal accounting and financial controls; compliance with legal and regulatory requirements and the Company’s policies; the annual independent audits of the Company’s consolidated financial statements and internal control over financial reporting; the independent auditors’ qualifications and independence; the performance of the Company’s internal audit department and independent auditors; and any other areas of potential financial risk to the Company specified by its Board of Directors. The Audit Committee is also responsible for hiring, terminating and/or reappointing the Company’s independent auditors, and for reviewing the annual audit prepared by our independent registered public accounting firm. In addition, the functions of the Audit Committee include:

•approving non-audit and audit services to be performed by the independent registered public accounting firm;

•reviewing and approving all related party transactions for potential conflict of interest situations; and

•reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee

The Compensation Committee is comprised of four independent directors, currently Directors Robison (Chairman), Bagby, Tooley and McClain. The Compensation Committee is responsible for:

•

determining compensation to be paid to the Company’s officers and employees, which are based on the recommendation of Mr. Steffens, except that compensation paid to Mr. Steffens is determined based on the recommendation of a majority of the independent directors, and Mr. Steffens is not present during voting or deliberations concerning his compensation; and

•	overseeing the administration of the employee benefit plans covering employees generally.

The Compensation Committee does not delegate its authority to any one of its members or any other person. This Committee also administers the Company’s 2017 Omnibus Incentive Plan, and administered the Stock Option and Incentive Plans, Equity Incentive Plan, and the Management Recognition and Development Plan and reviews overall compensation policies for the Company. The Compensation Committee met six times during the fiscal year ended June 30, 2024.

Nominating Committee

The Nominating Committee is composed of Directors Brooks (Chairman), Tooley, McClain, and Robison. The committee is primarily responsible for selecting nominees for election to the Board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures in the Company’s bylaws, but the Nominating Committee has not actively solicited such nominations. The Nominating Committee’s responsibilities include the following:

•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
•

recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s articles of incorporation and bylaws relating to the nomination or appointment of directors, giving consideration to the candidate’s particular experience, qualifications, attributes or skills in view of the following criteria, as applicable: honesty / integrity /reputation; demonstrates commitment to the long-term success of the Company and its subsidiaries; has commitment and time to serve as a director; sound and seasoned business judgment; bank accounting expertise, experience as a CPA/CFO, and/or meets the SEC “Audit Committee Financial Expert” definition; expertise in strategic thinking and planning; understanding of finance; board or executive leadership experience; financial management expertise; understanding and knowledge of banking industry and trends; Enterprise Risk Management expertise; expertise in technology, including ecommerce and business continuity planning; CEO/COO experience; expertise in quality management initiatives; experience with mergers / acquisitions; experience with matters relating to human resources; crisis management expertise; and any other factors that the Nominating Committee may deem appropriate.  The Nominating Committee is to consider these criteria, and any other criteria established by the Board, in the context of an assessment of the operation and needs of the Board as a whole and the Board’s goal of maintaining diversity of backgrounds and experience among its members;

•	review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s articles of incorporation and bylaws;
•	consider and evaluate nominations from shareholders using the same criteria as all other nominations;
•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in the Company’s bylaws. In general, to be timely, a shareholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if less than 100 days’ notice or public announcement of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice or public announcement (whichever occurs first) of the date of the scheduled annual meeting was first made by the Company. The shareholder’s notice must include certain other information set forth in the Company’s bylaws. This description is a summary of our nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s articles of incorporation and bylaws and in Missouri law. During the fiscal year ended June 30, 2024, the Nominating Committee met on two occasions for the selection of director nominees, with respect to committee assignments, and for the appointment of officers.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve as non-employee directors of the Company and the Bank. In setting director compensation, the Board of Directors considers the significant amount of time and level of skill required for service on the Boards of the Company and the Bank, particularly due to the duties imposed on directors of public companies and financial institutions. The types and levels of director compensation are annually reviewed and set by the Compensation Committee and ratified by the full Board of Directors.

Each current director of the Company also is a director of the Bank. Directors were compensated at a rate of $1,250 per month for their service on the Company’s Board of Directors. Each director received a monthly fee of $1,250 for serving on the Bank’s Board of Directors. The directors’ fees have not changed since August, 2021.

Directors Love, Tooley, and Schalk served as members of the regional loan approval committees throughout fiscal 2024. Directors so serving receive a monthly fee of $1,000.

Director Compensation Table for 2024

The table below provides compensation information for each member of our Board of Directors during the year ended June 30, 2024 (except for Mr. Steffens, whose compensation is reported as a named executive officer).

				Change in
				Pension Value
				and Non-
				Qualified
	Fees Earned or		Stock	Compensation	All Other
Name	Paid in Cash	Option Awards	Awards(1)	Earnings	Compensation	Total
L. Douglas Bagby	$30,000	$—	$20,410	$2,628	$—	$53,038
Sammy A. Schalk	42,000	—	20,410	2,897	—	65,307
Rebecca M. Brooks	30,000	—	20,410	2,059	—	52,469
Daniel L. Jones(2)	30,000	—	20,410	—	—	50,410
Charles R. Love	42,000	—	20,410	2,897	—	65,307
Dennis C. Robison	30,000	—	20,410	3,194	—	53,604
David J. Tooley	42,000	—	20,410	6,024	—	68,434
Todd E. Hensley	30,000	—	20,410	2,520	—	52,930
William Young(3)	30,000	—	20,410	—	—	50,410
David McClain(4)	30,000	—	20,410	—	—	50,410
(1)

All directors, with the exception of Mr. Steffens, were awarded 500 shares of restricted stock on February 8 2024, granted under the 2017 Omnibus Incentive Plan. These shares vest in equal annual installments of 20% beginning February 9, 2025 through February 9, 2029.

(2)

Mr. Jones received compensation as a director of the Company and the Bank of $30,000 and as Market Chairman for Southern Bank of $141,000. In addition, he received a total of $89,000 as an affiliate of one entity that has a site lease with Southern Bank and that provides maintenance services for properties acquired in connection with the Fortune Financial Corporation merger on February 25, 2022, Mr. Jones was also awarded 7,500 stock options on July 19, 2022, of which 3,000 are currently exercisable. See also. “Relationships and Transactions with Executive Officers, Directors and Related Persons.”

(3)On February 21, 2023, Mr. Young was granted 7,500 options which vest over a five-year period beginning on February 9, 2024.

(4)On February 21, 2023, Mr. McClain was granted 7,500 options which vest over a five-year period beginning on February 9, 2024.

Directors’ Retirement Agreements

Southern Bank has entered into individual retirement agreements with each of its directors, with the exception of Mr. Steffens, Mr. Jones, Mr. McClain and Mr. Young. These agreements were entered into in recognition of the directors’ service to the Bank and to ensure their continued service on the Board. Each agreement provides that, following a director’s termination of service on the Board on or after age 60, other than termination for cause, the director will receive five annual payments equal to the product of the cash fees paid to the director during the calendar year preceding his retirement and the director’s vested percentage. The vested percentage is determined as follows: 50% after five years of service, 75% after 10 years of service, and 100% after 15 years of service. The benefits payable under the director’s retirement agreements are unfunded and unsecured obligations of Southern Bank payable solely out of the general assets of Southern Bank.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under these programs, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our “named executive officers.”

•	Greg A. Steffens, Chairman and Chief Executive Officer (principal executive officer)
•	Matthew T. Funke, President and Chief Administrative Officer (principal financial officer)
•	Justin G. Cox, Executive Vice-President and Regional President (west region)
•	Mark E. Hecker, Executive Vice-President and Chief Credit Officer
•	Rick A. Windes, Executive Vice-President and Chief Lending Officer

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Executive Summary of Key Compensation Decisions

Our key compensation-related decisions during and subsequent to fiscal 2024 included the following:

•

increases in base salaries for our named executive officers during fiscal 2024 of between 3.5 percent and 9.5 percent, based on changing executive responsibilities and the need to stay market competitive and retain personnel who are integral to our continued plans for growth, while also taking into consideration the use of incentive stock options and performance-based restricted stock awards as important components of total compensation;

•	the payment of bonuses based on achievement of key business plan goals during fiscal 2024; and
•	awards of incentive stock options and performance-based restricted stock to our executive officers during fiscal 2024.

Compensation Philosophy and Objectives The Compensation Committee of the Board of Directors administers our compensation and benefit programs. The Compensation Committee is responsible for setting and administering the policies that govern executive compensation. Our current compensation philosophy is designed to:

•	attract the right people and differentiate compensation based on performance;

•	retain top performers and reward them for helping us build and sustain our culture and values and achieve our business strategy and goals;
•	compensate our people in ways that inspire and motivate them, both individually and as a team, to execute our vision and drive for enduring customer satisfaction;
•	provide total compensation, learning, and development opportunities that are competitive with that of other companies of similar size and complexity;
•	properly align risk-taking and compensation; and
•	reward outstanding financial results and shareholder returns over the long-term.

While the primary components of our compensation program have been base salary, bonuses, stock options, and restricted stock grants, the Compensation Committee also takes into account the full compensation package provided to the individual, including retirement plan benefits, health benefits and other benefits.

The Compensation Committee has established a broad-based compensation program to address compensation for directors, executive officers and other key management employees. The overall goal of this compensation program is to help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals and link the compensation of its executives to the Company’s success. The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team. Our overriding principles in setting types and amounts of compensation are:

•	Merit/Performance Based – Individual compensation is linked to the successful achievement of performance objectives.
•	Market Competition – Total compensation attracts, retains, and motivates our top performers at a competitive level in our market.
•

Shareholder Value – Compensation components that align the interests of key management, especially the named executive officers, with those of our shareholders in furtherance of our goal to increase shareholder value.

The Company implements this philosophy by using a combination of cash and stock-based compensation, benefits, and perquisites to attract and retain qualified persons to serve as executive officers of the Company and the Bank. Our compensation program seeks to reach an appropriate balance between base salary (to provide competitive fixed compensation), incentive opportunities in performance-based cash bonuses (to provide rewards for meeting performance goals) and equity compensation (to align our executives’ interests with our shareholders’ interests). Each executive officer of the Company also is an executive officer of the Bank. Executive officers are not compensated separately for their service to the Company, with the exception of Mr. Steffens’ receipt of fees for service on the board of directors of the Company and Bank, and Mr. Funke’s receipt of fees for service on the board of directors of the Bank. The Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each executive’s position, taking into account the complexity of our business as a public company and regulated financial institution, and informally reviews peer compensation data.

Base Salaries

We provide the opportunity for our named executive officers and other officers to earn a competitive base salary. We do so in order to attract and retain appropriate talent for the position. Our base salary reflects a combination of factors, including competitive pay levels, the executive’s experience and tenure, and the executive’s individual performance and responsibilities. We review salary levels annually to recognize these factors. We do not target base salary at any particular percentage of total compensation.

During fiscal 2024, Mr. Steffens received an increase in base salary from $439,800 to $455,000; Mr. Funke received an increase in base salary from $315,100 to $345,000; Mr. Cox received an increase in base salary from $285,100 to $300,000; Mr. Hecker received an increase in base salary from $280,100 to $295,000; and Mr. Windes received an increase in base salary from $284,900 to $300,000. Increases during fiscal 2024 reflected changing executive responsibilities, continued use of incentive stock options and performance-based restricted stock, the need to retain key management personnel, including top performers, and recognition of the growing complexity of our Company and increasing responsibilities of our executive officers.

Bonuses

The Company does not have a written cash bonus plan in place for executive officers. For fiscal 2022, 2023 and 2024, all named executive officers received discretionary cash bonuses. In determining the amount of cash bonuses to award, the Compensation Committee and Board of Directors primarily consider the Company’s results in comparison to business plan targets for such measures as tangible return on tangible common equity, earnings per share growth, net interest margin, noninterest income, and noninterest expense, as well as accomplishment of strategic objectives such as growth, entry to new markets, capitalization, and other factors. Generally, our Compensation Committee has viewed as a guideline a potential bonus payment of up to 25% of base salary and determined individual executive officer bonus amounts based both on accomplishment of these strategic objectives, as well as individual performance in achieving identified individualized goals. The Compensation Committee also holds 50% of each fiscal year’s bonus for payout at the conclusion of the following fiscal year, as both a retention incentive and to discourage excessive risk-taking on the part of our executive management team.

Impact of Tax and Accounting.

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

Stock Awards

Stock option and performance-based stock awards have been an integral part of our executive compensation program. They are intended to encourage ownership and retention of Company stock by key employees as well as non-employee members of the board of directors.

2017 Omnibus Incentive Plan. In fiscal 2017, the Company’s shareholders approved the 2017 Omnibus Incentive Plan. The purpose of the 2017 Omnibus Incentive Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of Company shareholders. The 2017 Omnibus Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

Currently there are 3,550 shares available for award under the 2017 Omnibus Incentive Plan, against which limit full value share awards (meaning awards other than stock options and stock appreciation rights) are counted on a 2.5-for-1 basis. Option grants and performance-based restricted stock awards made during fiscal 2024 to the named executive officers are contained in the Grants of Plan-Based Awards Table. As required by the plan, stock options have an exercise price that is equal to no less than the market value of the Company’s common stock on the date of grant, which is the date on which the Board of Directors ratifies the Compensation Committee’s approval of the grant. To provide an incentive for a sustained increase in the value of our common stock, stock options granted to employees typically do not begin vesting until the first anniversary of the grant date, with 20% of the option vesting on each anniversary date thereafter through the fifth anniversary date.

Other Benefits

The Company provides benefits, including a 401(k) retirement plan and health care benefits, to all employees to attract and retain highly effective executives and other employees with an opportunity to maintain a quality standard of living over time and to have access to health care and save for retirement. These benefits are administered consistently to all levels of the organization. All employees share in the cost of health benefits based on the coverage they select. Available health care benefits are commensurate with those available in our market area.

The Company provides perquisites designed to enhance the success of the Company. Executive officer education is provided at industry conferences, seminars, and schools. Dues to country clubs, social clubs and service organizations are paid to encourage community involvement and build business relationships.

Employment Agreement

On November 8, 2019, Mr. Steffens entered into an amended and restated employment agreement with the Bank (the “Employment Agreement”). The Employment Agreement amended and restated Mr. Steffens’ prior employment agreement with the Bank in order to ensure compliance with 409A of the Internal Revenue Code, lengthen the term of the agreement, and make certain other changes. The Employment Agreement provided for an initial term that ended on December 31, 2022, and provides for an extension of one year, in addition to the then-remaining term, on each January 1, beginning January 1, 2023, as long as (1) the Bank has not notified Mr. Steffens in writing at least 90 days in advance that the term will not be extended further and (2) prior to each such anniversary, the Board of Directors of the Bank explicitly reviews and approves the extension.

The Employment Agreement provides for an annual base salary at least equal to Mr. Steffens’ salary in effect as of November 8, 2019 ($378,000), provided that any salary actually paid to Mr. Steffens by any subsidiary or affiliate of the Bank shall reduce the amount to be paid to Mr. Steffens by the Bank. The Employment Agreement also provides for participation in benefit plans and the receipt of fringe benefits in which the Bank’s executives participate and participation in any discretionary bonuses awarded to executive officers of the Bank. In addition, Mr. Steffens is entitled to reimbursement for all reasonable expenses incurred in his capacity as Chairman of the Bank.

Under the Employment Agreement, if Mr. Steffens’s employment is “involuntarily terminated” (as defined in the Employment Agreement) and Mr. Steffens has offered to continue to provide the services contemplated by and on the terms provided in the Employment Agreement and such offer has been declined, then during the remaining term of the agreement, Mr. Steffens will be entitled to receive (1) monthly payments equal to 1/12th of his annual salary and 1/12th of his average annual amount of cash bonus and cash incentive compensation for the two full calendar years preceding the date of termination; (2) continuation of specified health insurance benefits for Mr. Steffens and his dependents until their death or the expiration of the remaining term of the agreement (whichever occurs first); (3) continuation of specified other insurance benefits until Mr. Steffens’ death or the expiration of the remaining term of the agreement (whichever occurs first); and (4) if the involuntary termination occurs within the 12 months preceding, at the time of, or within 24 months after a change in control of the Company or the Bank, an amount in cash equal to 299% of Mr. Steffens’ “base amount” (as defined in Section 280G of the Internal Revenue Code).

If the payments and benefits Mr. Steffens has the right to receive from the Bank and the Company would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the payments and benefits will be reduced by the minimum amount necessary to result in no portion of the payments and benefits payable by the Bank under the Employment Agreement being non-deductible to the Bank pursuant to Section 280G of the Internal Revenue Code.

In the event of Mr. Steffens’ death, his estate or designated beneficiary would be entitled to receive his salary through the last day of the calendar month in which Mr. Steffens died. If Mr. Steffens should become disabled or otherwise unable to serve as Chairman of the Bank, he shall be entitled to receive group and other disability income provided by the Bank for its executive officers.

Change-in-Control Agreements

The Bank maintains change-in-control severance agreements with Messrs. Funke, Cox, Hecker and Windes. Each agreement provides that on each December 31st, the term of the agreement is extended for a period of one additional year unless either the Bank or the executive has given notice to the other party in writing at least 60 days prior to such annual renewal date that the term of the agreement will not be extended; however, if a change in control occurs during the term of the agreement, then the remaining term of the agreement shall be automatically extended until the one-year anniversary of the completion of the Change in Control.

Under each agreement, if the executive’s employment is terminated in connection with or within one year following a change in control of the Company or the Bank by (1) the Bank other than for cause, disability, retirement or as a result of the executive’s death or by (2) the executive for “Good Reason,” as defined in the agreement, the executive will be entitled to receive in a lump sum within five business days following the date of termination, a cash severance amount equal to two times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code, in the case of Messrs. Funke and Cox.   Under their agreements, Messrs. Hecker and Windes will be entitled to receive in a lump sum within five business days following the date of termination, a cash severance amount equal to two times, in the case of Mr. Hecker, or one and one half times in the case of Mr. Windes, their cash compensation, which is defined to include base salary and other cash compensation. In addition, each executive will receive (1) for a specified period following the date of termination (two years in the case of Messrs. Funke, Cox and Hecker and 18 months in the case of Mr. Windes) or (2) until the date of the executive’s full-time employment with another employer at no cost to the executive, the continued participation by the executive (including the executive’s dependents who are covered by the Bank at the time of termination) in all group insurance, life insurance, health, dental, vision and accident insurance and disability insurance plans offered by the Bank in which the executive and his covered dependents were participating immediately prior to the date of termination.

In the event that the continued participation of the executive and his covered dependents in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Internal Revenue Code then the Bank will either (1) arrange to provide the executive and his covered dependents with alternative benefits substantially similar to those which the executive then currently receives, provided the alternative benefits do not trigger the payment of an excise tax, or (2) pay to the executive within 10 business days following the date of termination, a lump sum cash amount equal to the projected cost of the benefits to the Bank until the two-year anniversary of the date of termination in the case of Messrs. Funke, Cox, and Hecker, and until the eighteen-month anniversary of the date of termination in the case of Mr. Windes.

If the payments and benefits any of the executives have the right to receive from the Bank and the Company would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the payments and benefits will be reduced by the minimum amount necessary to result in no portion of the payments and benefits payable by the Bank under the agreement being non-deductible to the Bank pursuant to Section 280G of the Internal Revenue Code.

The agreements also provide that during the term of the agreement and for a specified period following the date of termination (two years in the case of Messrs. Funke, Cox and Hecker, and eighteen months in the case of Mr. Windes), the executive will not (1) solicit or induce or cause others to solicit or induce, any employee of the Bank or any of its affiliates or subsidiaries to leave the employment of those entities or (2) solicit any customer of the Bank to transact business with any competitor of the Bank.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” for fiscal 2024. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing is furnished by the Compensation Committee and the Board of Directors.

Dennis C. Robison (Chairperson)

L. Douglas Bagby

David J. Tooley

David L. McClain

2024 Summary Compensation Table

The following table sets forth information concerning the compensation earned in fiscal years 2024, 2023, and 2022 by the named executive officers of the Company.

							Change in Pension
							Value and Non
				Non-equity			Deferred
Name and	Fiscal			Incentive Plan	Options	Stock	Compensation	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation	Awarded(2)	Awards(3)	Earnings	Compensation(4)	Total
Greg A. Steffens	2024	$446,824	$67,950	$—	$39,975	$30,615	$—	$68,303	$653,666
Chairman &	2023	440,357	80,250	—	42,350	35,205	—	62,979	661,141
Chief Executive Officer	2022	440,299	63,500		40,950	43,056		64,093	651,898
Matthew T. Funke	2024	$338,027	$52,950	$—	$47,970	$40,820	$—	$41,343	$521,110
President &	2023	310,022	61,550	—	50,820	116,825	—	42,027	581,244
Chief Administrative Officer	2022	264,058	43,000		24,570	21,528		26,382	379,538
Justin G. Cox	2024	$292,523	$48,100	$—	$39,975	$30,615	$—	$35,567	$446,780
Executive Vice-President &	2023	278,606	55,500	—	42,350	81,795	—	36,131	494,382
Regional President	2022	263,769	52,000		24,570	21,528		38,051	399,918
Mark E. Hecker	2024	$286,962	$42,650	$—	$39,975	$30,615	$—	$26,695	$426,897
Executive Vice-President &	2023	273,303	52,850	—	42,350	35,205	—	27,692	431,400
Chief Credit Officer	2022	270,728	40,500		24,570	21,528		26,620	383,946
Rick A. Windes	2024	$291,858	$46,000	$—	$39,975	$30,615	$—	$36,289	$444,737
Executive Vice-President &	2023	276,309	57,900	—	42,350	35,205	—	36,659	448,423
Chief Lending Officer	2022	269,308	40,500		24,570	21,528		35,199	391,105
(1)	The bonuses for fiscal 2024, 2023, and 2022, respectively, were based on fiscal 2024, 2023, and 2022, performance, respectively, and paid in fiscal 2025, 2024 and 2023, respectively.
(2)

Values for fiscal years 2024, 2023, and 2022 were based on the grant date fair value of options awarded during those years. The awards made in fiscal 2022 will vest in five equal installments beginning on February 3, 2023, the awards made in fiscal 2023 will vest in five equal installments beginning on February 21, 2024 and the awards made in fiscal 2024 will vest in five equal installments beginning on February 8 2025. For information regarding the assumptions used in the determination of fair value, see Note 11 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

(3)

Value for fiscal year 2024 was based on the $40.82 fair value (closing stock price) of a share of the Company’s common stock on the February 8, 2024 grant date, with up to 20% of the shares vesting on February 9, 2025, and on each of the next four anniversaries of that date based on the extent to which the Company’s annualized return on average assets over the twelve calendar quarters ending immediately prior to the applicable vesting date exceeds a threshold level. Value for fiscal year 2023 was based on $46.94 fair value (closing stock price) of a share of the Company’s common stock on the February 21, 2023 grant date; the awards will vest over a five year period beginning on February 9, 2024, with up to 20% of the shares vesting on that date and on each of the next four anniversaries of that date based on the extent to which the Company’s annualized return on average assets over the twelve calendar quarters ending immediately prior to the applicable vesting date exceeds a threshold level; and in the case of Messrs. Funke and Cox, based on the $46.59 fair value (closing stock price) on the July 19, 2022 grant date, which awards will vest in equal annual installments over a three-year period beginning on July 19, 2023. Value for fiscal year 2022 was based on $53.82 fair value (closing stock price) of a share of the Company’s common stock on February 3, 2022 grant date; the awards will vest over a five year period beginning on February 9, 2023, with up to 20% of the shares vesting on that date and on each of the next four anniversaries of that date based on the extent to which the Company’s annualized return on average assets over the twelve calendar quarters ending immediately prior to the applicable vesting date exceeds a threshold level.

(4)

Includes fiscal 2024 matching and profit-sharing contributions made by the Company to the executive’s 401(k) Plan account of $26,418, $26,343, $26,696, $26,695, and $25,580 for Messrs. Steffens, Funke, Cox, Hecker and Windes, respectively, and fiscal 2024 payments made on the executive’s behalf under the group health insurance plan of $11,885, $0, $8,871, $0, and $10,709, for Messrs. Steffens, Funke, Cox, Hecker and Windes, respectively. Amount also includes $30,000 for Mr. Steffens’ board fees and $15,000 for Mr. Funke’s board fees. The 401(k) plan profit-sharing contribution for fiscal 2024, 2023, and 2022, respectively, were based on fiscal 2024, 2023, and 2022, compensation, respectively, and made during fiscal 2025, 2024, and 2023, respectively. The amount does not include personal benefits or perquisites, because none exceeded $10,000 worth of such benefits, in the aggregate.

Grant of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to named executive officers during fiscal 2024.

								(#)
								All Other	(#)
								Stock	All Other		(#)
								Awards:	Option Awards:	(#)	Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Number of	Number of	Exercise	Fair Value
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards(1)			Shares of	Securities	Price of	of Stock
	Grant	($)	($)	($)	(#)	(#)	(#)	Stock	Underlying	Option	and Option
	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options(2)	Awards	Awards(3)
Greg A.	2/8/2024	—	—	—	—	—	—	—	2,500	$40.82	$39,975
Steffens	2/8/2024	—	—	—	375	563	750	—	—	—	30,615

Matthew T.	2/8/2024	—	—	—	—	—	—	—	3,000	40.82	47,970
Funke	2/8/2024	—	—	—	500	750	1,000	—	—	—	40,820

Justin G.	2/8/2024	—	—	—	—	—	—	—	2,500	40.82	39,975
Cox	2/8/2024	—	—	—	375	563	750	—	—	—	30,615

Mark E.	2/8/2024	—	—	—	—	—	—	—	2,500	40.82	39,975
Hecker	2/8/2024	—	—	—	375	563	750	—	—	—	30,615

Rick A.	2/8/2024	—	—	—	—	—	—	—	2,500	40.82	39,975
Windes	2/8/2024	—	—	—	375	563	750	—	—	—	30,615
(1)

The performance shares awarded under the equity incentive plan vest over a five-year period beginning February 9, 2025, the shares vesting on that date and on each of the next four anniversaries of that date, based on the extent to which the Company’s annualized return on average assets over the 12 calendar quarters ending immediately prior to the applicable vesting date exceeds a threshold level.

(2)	The options vest over a five-year period beginning February 9, 2025, with 20% of the shares vesting on that date and on each of the next four anniversaries of that date.
(3)	Represents the grant date fair value of the award based on the closing stock price on the grant date and presuming that the maximum number of shares awarded under grant agreement are vested.

Outstanding Equity Awards at June 30, 2024

The following table sets forth for the named executive officers information concerning stock options, restricted stock and other equity incentive plan awards held at June 30, 2024.

	Securities Underlying Options(1)					Stock Awards(2)
							Market	Equity Incentive	Equity Incentive Plan
							Value	Plan Awards:	Awards: Market
			Equity			# of Shares	of Shares or	Number of	Value or Payout
		Number	Incentive			or Units	Units That	Unearned Shares	Value of Unearned
	Number	Not	Plan	Exercise		That Have	Have Not	That Have Not	Shares That Have
	Exercisable	Exercisable	Awards	Price	Expiration	Not Vested	Vested(1)	Vested	Not Vested
Greg A.	3,500	—	—	$37.31	1/16/2028	—	—	2,550	$114,776
Steffens	3,500	—	—	34.35	1/04/2029
	2,800	700	—	37.40	2/18/2030
	3,000	2,000	—	34.91	2/10/2031
	1,000	1,500	—	53.82	2/03/2032
	500	2,000	—	46.94	2/21/2033
	—	2,500	—	40.82	2/08/2034

	2,000	—	—	37.31	1/16/2028	—	—	3,400	153,034
Matthew T.	2,000	—	—	34.35	1/04/2029
Funke	1,600	400	—	37.40	2/18/2030
	1,800	1,200	—	34.91	2/10/2031
	600	900	—	53.82	2/03/2032
	600	2,400	—	46.94	2/21/2033
	—	3,000	—	40.82	2/08/2034

Justin G.	2,000	—	—	37.31	1/16/2028	—	—	2,617	117,776
Cox	2,000	—	—	34.35	1/04/2029
	1,600	400	—	37.40	2/18/2030
	1,800	1,200	—	34.91	2/10/2031
	600	900	—	53.82	2/03/2032
	500	2,000	—	46.94	2/21/2033
	—	2,500	—	40.82	2/08/2034

Mark E.	2,000	—	—	37.31	1/16/2028	—	—	1,950	87,770
Hecker	2,000	—	—	34.35	1/04/2029
	1,600	400	—	37.40	2/18/2030
	1,800	1,200	—	34.91	2/10/2031
	600	900	—	53.82	2/03/2032
	500	2,000	—	46.94	2/21/2033
	—	2,500	—	40.82	2/08/2034

Rick A.	2,000	—	—	34.35	1/04/2029	—	—	1,950	87,770
Windes	1,600	400	—	37.40	2/18/2030
	1,800	1,200	—	34.91	2/10/2031
	600	900	—	53.82	2/03/2032
	500	2,000	—	46.94	2/21/2033
	—	2,500	—	40.82	2/08/2034
(1)	Options expire on the ten-year anniversary of the grant date and vest annually in equal increments over a five-year period commencing on the first anniversary of the grant date.
(2)	Value for fiscal year 2024 is based on the $45.01 closing price of a share of the Company’s common stock on the last trading day of fiscal 2024.

Option Exercises and Stock Vested in Fiscal 2024

The following table sets forth information regarding stock options exercised and shares of restricted stock that vested during the fiscal year ended June 30, 2024 with respect to each named executive officer.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise(1)	Vesting	on Vesting(2)
Greg A. Steffens	—	$—	1,030	$44,280
Matthew T. Funke	—	—	1,140	49,359
Justin G. Cox	—	—	924	39,957
Mark E. Hecker	—	—	590	25,364
Rick A. Windes	—	—	590	25,364
(1)	Represents dollar value realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)	Represents the dollar value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Potential Payments Upon Termination of Employment or Change in Control

The following table summarizes the approximate value of the termination payments and benefits that Messrs. Steffens and Funke, Ms. Daves and Messrs. Cox, Hecker, and Windes would have received if their employment had been terminated on June 30, 2024 under the circumstances shown. The table excludes (i) amounts accrued through June 30, 2024 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) account balances under Southern Bank’s 401(k) Retirement Plan.

		Termination		Change-in-		Termination in
		Without Cause		Control		Connection With or		Termination as		Termination as a
	Name of Compensation	or Constructive		With No		Following a Change		a Result of		Result of
Name	Component or Plan	Termination		Termination		in Control		Death		Disability
Greg A.	Employment Agreement(1)	$1,138,153	(2)	$—		$2,662,475	(3)	$39,424	(4)	$—	(4)
Steffens	Performance share awards	—		114,776	(5)	114,776	(5)	114,776	(5)	114,776	(5)
	Incentive stock option awards	—		36,002	(6)	36,002	(6)	36,002	(6)	36,002	(6)

Matthew T.	Performance share awards	—		153,034	(5)	153,034	(5)	153,034	(5)	153,034	(5)
Funke	Incentive stock option awards	—		27,734	(6)	27,734	(6)	27,734	(6)	27,734	(6)
	Change-of-control agreement	—		—		657,592	(7)	—		—

Justin G.	Performance share awards	—		117,776	(5)	117,776	(5)	117,776	(5)	117,776	(5)
Cox	Incentive stock option awards	—		25,639	(6)	25,639	(6)	25,639	(6)	25,639	(6)
	Change-of-control agreement	—		—		620,201	(7)	—		—

Mark E.	Performance share awards	—		87,770	(5)	87,770	(5)	87,770	(5)	87,770	(5)
Hecker	Incentive stock option awards	—		25,639	(6)	25,639	(6)	25,639	(6)	25,639	(6)
	Change-of-control agreement	—		—		737,500	(8)	—		—

Rick A.	Performance share awards	—		87,770	(5)	87,770	(5)	87,770	(5)	87,770	(5)
Windes	Incentive stock option awards	—		25,639	(6)	25,639	(6)	25,639	(6)	25,639	(6)
	Change-of-control agreement	—		—		578,564	(8)	—		—
(1)

Assumes that Mr. Steffens’ Employment Agreement has a remaining term of two years and six months on June 30, 2024, the termination date, and that the payout is based on the average amount of such compensation earned by Mr. Steffens from the Bank for the two full calendar years preceding the Date of Termination.

(2)

Represents the total salary, bonus, and insurance benefits payment, payable monthly for the then remaining term of the Employment Agreement, assuming Mr. Steffens’ employment was involuntarily terminated on June 30, 2024. The monthly payment amount would be a total of $37,938 representing salary and bonus of $36,948, plus $990 for health benefits.

(3)

Represents 299% of Mr. Steffens’ Section 280G base amount as of the termination date, in a lump sum, a portion of which may be applied towards health-related benefits over three years, as well as the amount Mr. Steffens would be entitled to receive in the event of termination without cause as described under “Termination Without Cause or Constructive Termination” for the remaining term of the Employment Agreement. Such total amount may be subject to reduction under Section 280G of the Internal Revenue Code.

(4)

Assumes death or disability occurred on the first of the month. In the event of disability, Mr. Steffens would be entitled to participate in any disability insurance benefit available to all executives of the Bank.

(5)

Amount represents the value of the executive’s unvested shares of performance-based restricted stock, based on the $45.01 closing price of a share of the Company’s stock as of the last trading day of fiscal 2024, which shares would no longer be restricted.

(6)

Options awarded but unvested as of June 30, 2024, which would vest in the event of an involuntary termination in connection with a change in control or in the event of the executive’s death or disability, are valued at the $45.01 closing price of a share of the Company’s stock as of the last trading day of fiscal 2024.

(7)

Represents the executive’s 280G base amount as of the termination date, plus the estimated expense necessary to allow for the executive’s continued participation in health insurance and other group health benefit plans, multiplied by 200% in the case of Messrs. Funke and Cox.

(8)

Represents the executive’s cash compensation comprised of base salary and cash bonus as of the termination date, plus the estimated expense necessary to allow for the executive’s continued participation in health insurance and other group health benefit plans, multiplied by 200%, in the case of Mr. Hecker and 150% in the case of Mr. Windes.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to our named executive officers. The Compensation Committee reviews and considers the potential consequences of Section 162(m) to the Company. Effective for 2018 and future years, H.R. 1, originally known as the “Tax Cut and Jobs Act,” amended Section 162(m) to provide that qualified performance-based compensation will be subject to the $1.0 million deduction limit, subject to grandfathering of amounts payable under certain agreements in effect on November 2, 2017. The Company reserves the right to use our judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation we believe is appropriate.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments.” Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Mr. Steffens’s employment agreement and the change in control severance agreements with our other named executive officers provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the SEC’s implementing rules, the following information about the relationship of the compensation of our CEO, Mr. Steffens, to the compensation of our median employee (the “Pay Ratio’) is set forth below. The Pay Ratio is a reasonable estimate determined in a manner consistent with the SEC’s rules.

For 2024, our last completed fiscal year:

(i)	The annual total compensation of our median employee was $40,646.
(ii)	The annual total compensation of our CEO, as reported in the 2024 Summary Compensation Table on page 20, was $653,666.
(iii)	The ratio of the annual total compensation of our CEO to the annual total compensation for our median employee was 16.1 to 1.

We determine our median employee, exclusive of the Chief Executive Officer, based on annual total cash compensation, consisting of base salary (annualized in the case of full and part-time employees) plus bonuses paid during fiscal 2024. Our median employee would also generally participate in benefit plans, most notably our group health insurance plan and 401(k) retirement plan, which benefits are not included in the annual total cash compensation figure reported above. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay Versus Performance

●As required by the Dodd-Frank Act and the SEC’s implementing rules, we are providing the following information about the relationship between executive compensation actually paid and certain measures of financial performance. For further information concerning the Company’s compensation philosophy and how the Company seeks to align executive compensation with its performance, see the “Compensation Discussion and Analysis” section above.
●The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the fiscal years ended June 30, 2024, 2023, 2022 and 2021 and our financial performance for each fiscal year:

					Value of Initial Fixed $100
					Investment Based on:
			Average
			Summary	Average				Diluted
	Summary		Compensation	Compensation		Peer Group		Earnings
	Compensation	Compensation	Table Total	Actually Paid	Total	Total	Net Income	Per
	Table Total for	Actually Paid	for Non-PEO	to Non-PEO	Shareholder	Shareholder	(in thousands)	Common
	PEO(1)	to PEO(2)	NEOs(3)	NEOs(4)	Return(5)	Return(6)	(7)	Share(8)
2024	$653,666	$683,174	$445,241	$434,562	199.53	152.45	$50,182	4.42
2023	661,141	$572,862	$488,862	$424,478	167.21	116.10	$39,237	3.85
2022	651,898	648,187	388,627	386,517	193.14	143.56	47,169	5.21
2021	595,934	830,649	353,265	474,380	188.77	162.61	47,180	5.22
(1)	Represents the total compensation of our principal executive officer (“PEO”), Greg A. Steffens, as reported in the Summary Compensation Table (“SCT”) for each year indicated. Refer to the “Summary Compensation Table” above. Mr. Steffens served as our PEO during those years.
(2)	Represents the amount of “compensation actually paid” to Mr. Steffens, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Steffens during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Steffens’s total compensation for each year to determine the compensation actually paid:

	2024	2023	2022	2021
Total compensation as reported in SCT	$653,666	$661,141	$651,898	$595,934

Fair value of equity awards granted during covered fiscal year	(70,590)	(77,555)	(84,006)	(87,872)
Fair value of equity awards granted in covered fiscal year and that were unvested at end of such covered fiscal year - valued at year-end	81,533	56,588	68,008	138,552
Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	11,808	(44,694)	8,761	133,187
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	6,757	(22,618)	3,526	50,818
Total compensation actually paid to PEO	$683,174	$572,862	$648,187	$830,649
(3)	Represents the average of the total compensation of each of our non-PEO NEOs as reported in the SCT for each year indicated. The non-PEO NEOs included in this calculation for each year are Matt Funke, Justin Cox, Mark Hecker and Rick Windes.
(4)	Represents the average of the total compensation actually paid to our named non-PEO NEOs as reported in the SCT, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid:

Reconciliation of Non-PEO NEOs SCT Total and Compensation Actually Paid

	2024	2023	2022	2021
Total compensation as reported in SCT	$445,241	$488,862	$388,627	$353,265

Fair value of equity awards granted during covered fiscal year	(113,666)	(111,725)	(46,098)	(48,516)
Fair value of equity awards granted in covered fiscal year and that were unvested at end of such covered fiscal year - valued at year-end	86,734	84,409	37,184	77,736
Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	10,932	(24,802)	4,922	67,595
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	5,320	(12,266)	1,882	24,300
Total average compensation actually paid to non-PEO NEOs	$434,562	$424,478	$386,517	$474,380
(5)	Represents the cumulative three-year total return to shareholders of our common stock and assumes that the value of the investment was $100 on June 30, 2020 and that the subsequent dividends were reinvested. The stock price performance included in this column is not necessarily indicative of future stock price performance.
(6)	Represents a cumulative three-year total return to shareholders of a peer group calculated using the same method described in footnote (5). For all years listed, the peer group used is the S&P U.S. BMI Banks Midwest Region Index.
(7)	Represents our reported net income reflected in the Company’s audited financial statements for each year indicated.
(8)	Represents our diluted earnings per common share, for each year indicated, which we believe represents the most important financial performance measure that was used to link compensation actually paid to our PEO and non-PEO NEOs for the most recent fiscal year to Company performance.

Financial Performance Measures Used to Link Executive Compensation to Company Performance

The following list presents the most important financial measures, as determined by the Compensation Committee, used by the Company to link compensation actually paid to our NEOs, for fiscal year 2024, to the Company’s performance:

●	Diluted earnings per common share
●	Tangible return on average tangible common equity
●	Return on average assets
●	Net interest margin
●	Non-performing asset ratio

Relationship Between Compensation Actually Paid to our NEOs and Company Performance

The following graphs show the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs to our total shareholder return, net income and diluted earnings per common share and the relationship between our cumulative total shareholder return and the cumulative total shareholder return of the peer group, each over the three most recently completed fiscal years as reported in the table above:

Relationships and Transactions with Executive Officers, Directors and Related Persons

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, these transactions that qualify as “related party” transactions under applicable regulations of the SEC are subject to the review and approval of the Audit Committee and ratification by the Board of Directors. All other transactions with executive officers, directors and related persons are approved by the Board of Directors.

The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. These loans to directors and executive officers are not made at preferential rates; however, certain Bank closing fees may be waived. Loans to all directors and executive officers and their associates totaled approximately $11.1 million at June 30, 2024, which was approximately 2.3% of the Company’s consolidated shareholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2024.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

Environmental Matters:

Recent initiatives to reduce our environmental impact have included:

●	Improving energy efficiency at our own facilities through the installation of LED lighting.
●	Installation of higher efficiency HVAC systems.
●	Significant investments and financing made available to renewable energy projects totaling $6.5 million, committed over the three fiscal years ended June 30, 2024.
●	Monthly monitoring of utility usage at all our facilities.
●	Reducing the use of paper by using electronic communication and storage for various internal reporting and board reporting.
●	Transitioning vendors to paperless invoicing and encouraging customers to transition to online banking, receive digital delivery of documents and use electronic signatures.

Social Matters:

The Company’s initiatives in regards to social matters primarily include initiatives designed to meet and exceed the expectations of the Community Reinvestment Act (CRA). These initiatives include:

●	Prioritizing the availability of credit within all areas of our communities including individuals of different means and businesses of different sizes.
●	Providing banking services through delivery channels that are available throughout our geographic region and to individuals of different income levels.
●	Encouraging and supporting our team members in local volunteer efforts, including in leadership positions.
●	Charitable contributions to organizations that improve the well-being of disadvantaged individuals across our footprint, thereby meeting the spirit of the CRA.
●	Promoting affordable housing projects, including through partnerships with the Federal Home Loan Bank of Des Moines.
●	Financing affordable housing projects – at June 30, 2024, the Company’s loan portfolio included more than $29.1 million in outstanding and available credit on construction or other development loans to developers awarded low-income housing tax credits. Over the three fiscal years ended June 30, 2024, the Company committed financing totaling $29.3 million to LIHTC properties.

Human Capital Management and Governance Matters:

Key aspects of our human capital management include the following:

●	Attracting, developing, and retaining the best available talent from a diverse pool of candidates for our team. To do so, we maintain competitive pay and benefits, regularly updating our compensation structure and periodically working with outside consultants to review our compensation and benefit programs.
●	The Company’s training committee identifies opportunities and paths for development of our staff, the Company seeks to, whenever possible, fill positions by promotion from within. Among our executive team, market presidents, regional retail officers, and administrative team, 54.1% of these leaders have been promoted to their position from within. Training opportunities include Team Member-directed pursuits, internally developed training programs, professional development conferences and seminars, as well as other programs or studies that are appropriate for Team Members based on their current position and career path.
●	We recognize the importance of our Team Members’ financial health, and offer benefits such as a 401(k) retirement savings plan and make both matching and profit-sharing contributions to that plan, which also includes the Company’s stock as an investment option. Our health benefit options include PPO and HSA-eligible coverage at affordable cost to participants.
●	We value and promote diversity and inclusion in every aspect of our business and at every level within the Company. We recruit, hire, and promote employees based on their individual ability and experience and in accordance with laws and regulations. Our policy is that we do not discriminate on the basis of race, color, religion, sex, gender, sexual orientation, ancestry, pregnancy, medical condition, age, marital status, national origin, citizenship status, disability, veteran status, gender identity, genetic information, or any other status protected by law. We believe that a sense of belonging is essential for providing a work environment where everyone can perform their very best. We are committed to fostering an environment that encourages diverse viewpoints, backgrounds and experiences.
●	We are committed to serving the communities where our Team Members live, work and play, believing that by strengthening our communities and demonstrating our commitment to them, we build relationships with existing and potential customers and with the larger community. We support our communities through a variety of sponsorships and financial contributions to non-profit agencies across our footprint. We also make Team Member involvement in our communities a priority, encourage Team Members to spend time supporting local organizations, and specifically budget funds each year to support local programs. We are proud of the efforts Team Members make to invest their time in their communities, and we appreciate the impact of that investment on the health of our communities and our organization.
●	The Company is committed to the overall wellbeing of our team members. During the COVID-19 pandemic, we worked to implement state and local directives regarding public health, and encouraged Team Members to consider vaccination after visiting with their physicians or health professionals. In addition, we provided additional paid time off for Team Members who had documented their vaccination status. We encouraged department managers to complete work remotely where possible and limit in-person work in office in communities where transmission is elevated, and we have invested in and seen improvement in our team’s ability to work remotely.

Our Board of Directors oversees the affairs of the Company, always focusing on protecting the interests of our shareholders and exercising sound and independent business judgment regarding significant, strategic, and operational issues. The Board also advises senior management and adopts governance principles consistent with the Company’s mission and vision. Eight of the 11 individuals currently serving on the Board of Directors are considered independent, including all members of the Audit, Compensation, and Nominating Committees. The directors represent a wide-ranging mixture of backgrounds with regard to knowledge, experience, and perspectives.

The Company will continue to reaffirm its role as a responsible corporate citizen, incorporating ESG considerations in various aspects of its business.

PROPOSAL II -- ADVISORY (NON-BINDING)

VOTE ON EXECUTIVE COMPENSATION

We are including in this proxy statement an advisory vote on executive compensation in order to give shareholders an opportunity to indicate whether or not they endorse the compensation paid to our named executive officers, as disclosed in this proxy statement. The proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote will not be binding on the Company’s Board of Directors. Nor will it affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

As disclosed in more detail under “Executive Compensation,” the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives. The overall goal of this compensation program is to help the Company and the Bank attract, motivate, and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company’s success. Executive compensation determinations are a complex and demanding process. The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our shareholders’ interest in executive compensation practices. The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and that are aligned with our corporate values to conduct our business with character, compassion, class, and competitiveness. A primary focus of our compensation program is to compensate actual performance, using realistic objectives while not exposing the Company to imprudent levels of risk.

The Board of Directors believes that our executive compensation program comports with the objectives described above and therefore recommends that shareholders vote “FOR” this proposal.

PROPOSAL III – ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act and the SEC’s implementing rules, at least once every six years we are required to provide shareholders with a Say-on-Pay Frequency Vote, which provides shareholders the opportunity to cast a vote on how frequently they would like the Company to hold a Say-on-Pay Vote.

At the Annual Meeting, we will ask shareholders to vote whether the Company’s future Say-on-Pay Votes should be held every one year, every two years or every three years. This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty to the Board. The Compensation Committee and the Board do, however, value the opinions of the Company’s shareholders and will take into account the outcome of the vote when establishing the frequency of future Say-on-Pay Votes. Your proxy card provides four choices for you to cast your vote on the Say-on-Pay Frequency Vote: every one year; every two years; every three years; or you may abstain.

Our Board of Directors recommends holding future Say-On-Pay votes every ONE YEAR.

The Board of Directors recommends that you vote for the advisory (non-binding) vote to have stockholders vote on executive compensation every ONE year.

PROPOSAL IV – APPROVAL OF 2024 OMNIBUS INCENTIVE PLAN

Introduction

On August 20, 2024, based upon the recommendation of the Compensation Committee, our Board of Directors approved the 2024 Omnibus Incentive Plan (the “2024 Plan”), subject to approval by shareholders at the annual meeting of the Company’s shareholders on October 28, 2024 or any adjournment or postponement thereof (the “2024 Annual Meeting”). The 2024 Plan will only become effective if it is approved by the Company’s shareholders at the 2024 Annual Meeting.

The purpose of the 2024 Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of Company shareholders. The 2024 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

We currently have one active equity-based incentive plan, the 2017 Omnibus Incentive Plan (the “Existing Plan”) in effect, which provides for equity-based awards to employees and directors of the Company and its subsidiaries, including non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other forms of equity or cash compensation. If our shareholders approve the 2024 Plan, no further awards will be made under the Existing Plan, and shares of common stock reserved to make new awards under that plan will be released; provided that shares of Company common stock reserved to fund issued and outstanding awards under the Existing Plan and our 2008 Equity Incentive Plan (the “2008 Plan”) will continue to be reserved to provide for those awards. All awards outstanding under the Existing Plan and our 2008 Plan will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2024 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.

Reasons for Seeking Shareholder Approval of the 2024 Plan

We use equity compensation as a key tool for the attraction, retention and motivation of the best available talent. Our shareholders have previously authorized a total of 500,000 shares of Company common stock for awards under our Existing Plan. As of September 6, 2024 (the latest practical date prior to the mailing of this proxy statement), 140,500 options and 74,306 full-value shares were subject to outstanding awards under the Existing Plan. Because shares issued as full-value shares are counted on a 2.5-to-1 basis under the Existing Plan, an adjusted total of 326,265 shares are outstanding and 3,550 shares remained available for future awards. We believe approval of the 2024 Plan is critical to ensuring that we have adequate shares available to continue to attract, retain and motivate top talent.

As previously stated, if shareholders approve the 2024 Plan, no further awards will be made under the Existing Plan and shares of common stock reserved to make new awards under that plan will be released.

Certain Considerations

We have adopted and are recommending that our shareholders approve the 2024 Plan because we believe the design of the Plan and the number of shares to be authorized for issuance are consistent with the interests of shareholders and good corporate governance practices. In approving the 2024 Plan, the Compensation Committee and Board were aware of investor considerations relating to the Plan, including the following:

Burn Rate; Value-Adjusted Burn Rate; Longevity of Authorized Shares The burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, and the Value-Adjusted Burn Rate (“VABR”), which measures the amount of shareholder wealth being granted in the form of equity compensation, are important factors for investors concerned about shareholder dilution. The annual burn rate is calculated by dividing the gross number of equity awards granted during a calendar year by the weighted average number of shares of Common Stock outstanding during the year. The Company calculated its annual VABR as (i) the number of options granted during a calendar year multiplied by the option’s dollar value (based on a Black-Scholes option pricing model as of the date of the award, in accordance with GAAP) plus (ii) the number of full-value awards granted during a calendar year multiplied by the stock price on the date of the award, in accordance with GAAP, divided (iii) by the weighted average common shares outstanding multiplied by the average closing stock price for each fiscal year. We believe our current three-year average burn rate and VABR of approximately 0.34 should be viewed favorably by our shareholders.

Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 650,000 shares of common stock reserved for issuance under the 2024 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) the effect the acquisitions over the previous five years had on our size, number of outstanding shares of common stock and employee head count, (ii) our stock price and volatility, (iii) our share burn rate and overhang, (iv) the existing terms of our outstanding awards, and (v) our proposed fungible share rate of 2.5-for-1 for full value awards (stock-based awards other than stock options and stock appreciation rights) under the 2024 Plan. The results of this analysis were presented to our Compensation Committee for their consideration. In addition, we anticipate that the fungible share design will permit a more efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2024 Plan would last for approximately ten years.

Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 650,000 shares being requested will represent 5.8% of the approximately 11.3 million shares outstanding as of the date of this proxy statement. Based upon our current practice of granting a significant portion of the awards as full value awards, the number of the additional shares which will actually be issued will be less, because each share issued under full value awards counts on a 2.5-for-1 basis against the number of shares authorized for issuance according to the plan. For example, this means that, for every 100 shares of restricted stock issued by us under the 2024 Plan, the number of shares available under the 2024 Plan will be reduced by 250 shares. We believe these facts should be viewed favorably by investors as they demonstrate that the cost of our 2024 Plan is reasonable.

Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2024 Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under our Existing Plan, coupled with the shares subject to outstanding awards were issued. As of September 6, 2024, the overhang represented by the number of outstanding awards under the Existing Plan and the 2008 Plan plus shares available for issuance under the Existing Plan stood at 1.9%. The additional 650,000 shares to be authorized under the 2024 Plan (taking into account that no further grants will be made under the Existing Plan if shareholders approve the 2024 Plan) will result in an overhang of between 2.3% (assume max full value awards) and 5.8%, depending on the mix of awards. We believe these levels of overhang should not be viewed as excessive by investors.

The following description sets forth the material terms of the 2024 Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached to this proxy statement as Appendix A.

Corporate Governance Practices

The 2024 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to officers, key employees and directors that we believe are consistent with the interests of shareholders, including:

•Limit on Shares Authorized: Based on our current three-year average burn rate, the shares authorized for issuance under the 2024 Plan would be sufficient to make awards for approximately six to eight years during which awards may be made under 2024 Plan.

•Limit on Shares Issued for Full Value: The 2024 Plan limits the number of shares which may be issued under the full value awards (awards other than stock options and stock appreciation rights). Under the 2024 Plan, utilizing shares for full value awards has the effect of reducing the aggregate shares available for issuance on a 2.5-for-1 basis. To the extent a portion of awards are full value awards (for example, time or performance-based restricted stock), the actual number of shares that will be issued will be less than the number of shares authorized for issuance. In the event all awards granted under the 2024 Plan are full value awards, then the actual number of shares to be issued will be 260,000.

•Annual Limit on Director Awards: The 2024 Plan sets a limitation on the number of shares of common stock that may be subject to awards made under the plan to members of the Board of Directors who are not also employees. Not more than 10,000 shares may be issuable under awards made to a non-employee director in any one calendar year.

•No Liberal Share Recycling Provisions: The 2024 Plan provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by the Company to satisfy tax withholding obligations; and (3) shares that are repurchased by the Company with proceeds from option exercises. The 2024 Plan expressly provides that the gross number of stock appreciation rights exercised or settled, in stock and not just the net shares issued upon exercise or settlement, count against the aggregate limit on the number of shares which may be issued under the 2024 Plan.

•Minimum Vesting and Restricted Period. Not more than 5% of the shares authorized for issuance under the 2024 Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date (three years for the Chief Executive Officer).

•No Discount Stock Options or Stock Appreciation Rights: The 2024 Plan prohibits the grant of stock options or stock appreciation rights with an exercise or grant price less than the fair market value of the Company common stock on the date of grant. Fair market value is the closing price of the Company common stock on the date of grant.

•No Repricing of Stock Options or Stock Appreciation Rights: The 2024 Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval. It also prohibits the exchange of underwater stock options or stock appreciation rights for cash or a different award without shareholder approval.

•“Double-Trigger” Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the 2024 Plan. The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated (the occurrence of the “double trigger”).

•Protective Provisions: The 2024 Plan continues to authorize the Committee (as defined below under “Administration of the 2024 Plan”) to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the shareholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.

•No Dividend Equivalents Paid on Unvested Performance Awards or on Options and SARs: The 2024 Plan prohibits payment of dividends or dividend equivalents on unvested or unearned awards until those awards are vested or earned. It also prohibits the granting of dividends or dividend equivalents on Options and SARs.

•Material Amendments to the Plan Require Shareholder Approval: The 2024 Plan provides that a material amendment to the plan will not be effective unless approved by the Company’s shareholders.

•Independent Committee Administration: The 2024 Plan is to be administered by a committee of the Company’s board of directors comprised entirely of independent directors.

Awards, Shares Authorized and Limitations

The 2024 Plan provides for the grant to employees and directors of the Company and its subsidiaries (whom we refer to collectively as “participants”) of the following types of awards:

•options to purchase shares of Company common stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (which we refer to as “incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as “non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•stock appreciation rights;

•restricted stock and restricted stock units; and

•performance shares and performance units

Subject to adjustment as described under “Changes in Capitalization,” the total number of shares available for awards under the 2024 Plan will be 650,000. Shares issued under the 2024 Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company. Shares subject to awards which terminate, expire or lapse are again available for awards under the 2024 Plan. Awards that are not settled in shares will not be counted against the limit described above.

The 2024 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2024 Plan, subject to adjustment as described in “Changes in Capitalization,” awards granted during a calendar year to any one participant are subject to the following limitations: (1) aggregate grants of stock options or stock appreciation rights are subject to an annual limit of 50,000 shares; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of 35,000 shares; (3) aggregate grants of performance shares or performance units are subject to an annual limit of 35,000 shares. In addition, the aggregate number of shares that may be credited as director compensation and/or covered by awards to a non-employee director with respect to a calendar year is subject to an annual limit of 10,000 shares. The 2024 Plan provides that up to 350,000 of the shares available for award under the Plan may be issued as incentive stock options.

Changes in Capitalization

The 2024 Plan provides that in the event of any corporate event or transaction, including, but not limited to, a change in the shares of Company common stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, in order to prevent dilution or enlargement of participant rights under the 2024 Plan, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be adjusted. Fractional shares will not be issued under the 2024 Plan.

Eligibility

Any officer, employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2024 Plan. As of June 30, 2024 there were approximately 714 full-time equivalent employees and ten non-employee directors of the Company and its subsidiaries.

Administration of the 2024 Plan

The 2024 Plan is administered by a committee (which we refer to in this section as the “Committee”) of two or more members of the Company’s board of directors, each of whom qualifies as (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and - ii) an “Independent Director” under the NASDAQ corporate governance rules and regulations. Committee members serve at the discretion of the Company's board of directors and may be removed by the board at any time. The Compensation Committee of the Company's board of directors presently serves as the Committee.

The Committee generally has full power to:

•determine the size and types of awards;

•determine the terms and conditions of awards in a manner consistent with the 2024 Plan;

•interpret the 2024 Plan and any agreement or instrument entered into under the 2024 Plan;

•establish, amend or waive rules and regulations for the administration of the 2024 Plan;

•amend or otherwise modify the 2024 Plan or the terms and conditions of any outstanding award under the 2024 Plan;

•make all other determinations which are necessary or advisable for the administration of the 2024 Plan; and

•delegate its authority under the 2024 Plan to the extent permitted by law, rule or regulation.

Duration and Modification

The 2024 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2024 Plan after October 28, 2034. The Company’s board of directors or the Committee generally may, at any time, terminate, amend or modify the 2024 Plan without approval of participants or the Company’s shareholders. Shareholder approval must be obtained if it is required by law, rule or regulation. As a result, shareholder approval will generally be required for material amendments to the 2024 Plan, such as amendments to increase the number of shares which may be issued under awards. Additionally, the Company’s board of directors, in its discretion, may voluntarily seek shareholder approval if it so desires.

No Repricing Without Shareholder Approval

Stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation, exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under “Changes in Capitalization”), except with the approval of the Company’s shareholders to the extent required under applicable stock exchanges rules.

Stock Options

General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of Company common stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Company common stock must not be less than 110% of fair market value on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the common stock may not exceed five years.

Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of Company common stock that he or she already owns having a total market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by a combination of cash and shares.

Exercising Options After Termination of Employment or Service. The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the 2024 Plan.

Termination of Service or Employment - General. Unless otherwise set forth in the participant’s option agreement or as described below, if a participant's employment or service terminates, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant's option agreement, the exercisable portion of the participant's option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant's employment or service is terminated due to permanent and total disability, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death or until the expiration date of the option, whichever period is shorter.

Termination Due to Cause. If a participant's employment or service is terminated for cause, all of his or her outstanding options under the 2024 Plan (regardless of vesting status) will immediately be forfeited.

Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it is held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members. For these purposes, a participant’s “immediate family” means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them. Unless transferred as permitted under the 2024 Plan, a stock option may be exercised during the participant’s lifetime only by the participant.

Stock Appreciation Rights

The exercise of a stock appreciation right entitles its holder to receive shares of Company common stock (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of Company common stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of Company common stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.

Restricted Stock and Restricted Stock Units

General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant is evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “Qualified Performance-Based Compensation”)). Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made. In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit, or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.

The 2024 Plan does not prescribe a specific period over which shares of restricted stock and restricted stock units generally must vest. During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares, and also is entitled to receive all dividends and distributions paid with respect to those shares while they are held. The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests. If any dividends or distributions are paid in shares of Company common stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units.

Termination of Service or Employment. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.

Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.

Performance Shares and Performance Units

General. Performance shares and performance units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of Company common stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “Qualified Performance-Based Compensation”)) over a specified performance period.

The Committee will establish a maximum amount of a participant’s award, denominated in shares of Company common stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of Company common stock or a combination of both. Payment will be made in a lump sum within 60 days after the Committee determines that a payment is due. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Termination of Employment or Service. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the same time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be canceled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.

Transferability. Except as otherwise provided in the participant's agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Change in Control

Under the 2024 Plan in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if within two years following a change in control, a participant is involuntarily terminated other than for cause (voluntary resignation for good reason under an applicable plan or agreement), death or disability, then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:

•each option and stock appreciation right then outstanding shall become fully vested and exercisable;

•all restrictions on restricted stock will lapse and all restricted stock units will become fully-vested; and

•each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance units determined at the date of grant.

Federal Income Tax Consequences

The following discussion is intended for the information of shareholders considering how to vote on the proposed 2024 Plan, and not as tax guidance to plan participants. Under current U.S. federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units under the 2024 Plan will generally have the following federal income tax consequences:

(1) The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2) If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of Company common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the stock option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of Company common stock acquired upon exercise of an incentive stock option for one year after the stock option is exercised and two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3) If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Company common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4) The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Company common stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction. To the extent the stock appreciation right is settled in shares of Company common stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5) The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Code Section 162(m). When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.

(6) The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of Company common stock and/or the amount of cash paid to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Code Section 162(m). When the participant disposes of any shares of common stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

(7) The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of Company common stock are delivered in payment of performance shares or shares of Company common stock and/or cash are delivered in payment of performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of Company common stock and/or the amount of cash delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Code Section 162(m). When the participant disposes of any shares of Company common stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards Under the 2024

No awards have been proposed under the 2024 Plan as of the date of this Proxy Statement.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2024 with respect to compensation plans under which shares of our common stock may be issued (currently limited to the 2017 Plan), which was approved by the Company's shareholders. As noted above, if the 2024 Plan is approved by shareholders at the Annual Meeting, no future awards will be made under the 2017 Plan.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plans[1]
Equity Compensation Plans approved by shareholders	140,500	$34.43	3,550
Equity Compensation Plans not approved by shareholders	N/A	N/A	N/A
Total	140,500	$34.43	3,550
_____________________________________

(1)

Represents shares available for future awards under the 2017 Plan. Awards in the form of restricted stock, restricted stock units, performance shares and performance units reduce the shares available under the 2017 Plan on a 2.5 – to 1 basis

New Plan Benefits

Awards under the 2024 Plan, if approved by shareholders, will be made at the discretion of the Committee. The Committee has not made any decisions on the amount or type of awards that are to be made to the participants under the 2024 Plan. Please refer to the ‘‘Grants of Plan-Based Awards” table on page 22 of this proxy statement to review non-equity and equity-based awards made to our named executive officers in 2024.

Vote Requirement; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast on the 2024 Plan proposal is required to approve the proposal.

Our board of directors unanimously recommends that you vote FOR approval of the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Southern Missouri Bancorp specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Southern Missouri Bancorp’s independent auditors, the Audit Committee, composed of the undersigned directors, each of whom is independent as independence is defined for audit committee members under NASDAQ’s listing standards, carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with Southern Missouri Bancorp’s independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Southern Missouri Bancorp’s internal controls, and the overall quality of Southern Missouri Bancorp’s financial reporting.

Prior to engaging the independent registered public accounting firm to render an audit or permissible non-audit service, the Audit Committee specifically approved the engagement of the independent registered public accounting firm to render that service. Accordingly, the Company does not engage the independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Forvis Mazars, LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services. The Audit Committee also reviewed and discussed with  Forvis Mazars, LLP the fees paid to the firm. These fees are described under “Independent Registered Public Accounting Firm” below.

Southern Missouri Bancorp’s principal executive officer and principal financial officer reviewed with the Audit Committee the certifications that each such officer made pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

With the foregoing as background:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2024 audited financial statements;
•

The Audit Committee has discussed with the Company’s independent auditors (Forvis Mazars, LLP) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

•

The Audit Committee has received the written disclosures and letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence; and

•

Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2024 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Charles R. Love

L. Douglas Bagby

Sammy A. Schalk

Rebecca M. Brooks

Dennis C. Robison

David J. Tooley

Todd E. Hensley

David McClain

RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 30, 2024, Forvis Mazars, LLP provided various audit, audit-related and non-audit services to the Company as follows: (1) the audit of the Company’s fiscal 2024 annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal 2024, and (2) tax services. Our Audit Committee has appointed Forvis Mazars, LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2025. In making its determination to appoint Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Forvis Mazars, LLP, other than audit services, is compatible with maintaining the independence of the outside accountants.

Audit Fees

For the fiscal years ended June 30, 2024 and 2023, Forvis Mazars, LLP provided various audit and audit-related services to the Company. Set forth below are the aggregate fees billed for these services:

(a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements: $594,604 – 2024 and $479,757 – 2023. Audit fees consist of fees related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, review of the Company’s Annual Report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements such as Registration Statements and current reports on Form 8-K.

(b) Audit Related Fees: Aggregate fees billed for professional services rendered related to audit of the Company’s 401(k) Retirement Plan, work performed in connection with registration statements, and consultation on accounting matters: $39,184– 2024 and $26,691 – 2023.

(c) Tax Related Fees: Aggregate fees billed for professional services related to tax compliance, tax advice, and tax planning: $143,680 – 2024 and $177,005 – 2023.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors and the estimated fees for these services. None of the services provided by Forvis Mazars, LLP described in items (a), (b) and (c) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC’s rules and regulations. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

PROPOSAL V -- RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee has appointed Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025, subject to ratification of the appointment by the Company’s shareholders at the Annual Meeting. A representative of Forvis Mazars, LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Company’s Board of Directors believe it is appropriate, as a matter of good corporate governance, to request that the Company’s shareholders ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. If the appointment of Forvis Mazars, LLP is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Forvis Mazars, LLP.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

FINANCIAL STATEMENTS

Southern Missouri Bancorp’s annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of Southern Missouri Bancorp. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in Southern Missouri Bancorp’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Southern Missouri Bancorp’s main office at 2991 Oak Grove Road, Poplar Bluff, Missouri, no later than May 26, 2025.  If, however, the date of the Company’s next annual meeting of shareholders is before September 28, 2025 or after December 1, 2025, any such proposal must be received at the Company’s main office a reasonable time before the Company begins to print and send its proxy materials for that meeting to be eligible for inclusion in those proxy materials.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended.

In addition to the deadline and other requirements referred to above for submitting a shareholder proposal to be included in the Company’s proxy materials for its next annual meeting of shareholders, the Company’s bylaws require a separate notification to be made in order for a shareholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of shareholders, written notice of a shareholder proposal containing the information specified in Article II, Section 15(a) of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on June 30, 2025 and not later than the close of business on July 30, 2025.  If, however, the date of the next annual meeting is before October 8, 2025 or after December 27, 2025, the notice of the shareholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th calendar day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th calendar day before the date of the next annual meeting or the tenth calendar day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with the Company’s next annual meeting of shareholders must provide notice to the Company that contains the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, no later than August 29, 2025. If, however, the date of the Company’s next annual meeting of shareholders is before September 28, 2025 or after November 27, 2025, the notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company. This notice is in addition to the notice required under Article II, Section 15(b) of the Company’s bylaws for shareholders desiring to submit director nominations, which must contain the information specified in Article II, Section 15(b) and be received by the Secretary of the Company not less than 90 calendar days or more than 120 calendar days prior to the date of the Company’s next annual meeting of shareholders. If, however, less than 100 calendar days’ notice or public announcement of the date of the next annual meeting is given or made to shareholders, notice pursuant to Article II, Section 15(b) must instead be received by the Company’s Secretary by the tenth calendar day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Appendix A

SOUTHERN MISSOURI BANCORP, INC.

2024 OMNIBUS INCENTIVE PLAN

A-i

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		12
8.1	Grant of Restricted Stock and Restricted Stock Units	12
8.2	Restricted Stock or Restricted Stock Unit Agreement	12
8.3	Non-transferability	13
8.4	Other Restrictions	13
8.5	Certificate Legend	13
8.6	Removal of Restrictions	13
8.7	Voting Rights	13
8.8	Dividends and Other Distributions	13
8.9	Termination of Employment or Service Due to Death or Disability	14
8.10	Termination of Employment or Service for Other Reasons	14
8.11	Settlement of Restricted Stock Units	14
ARTICLE 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		14
9.1	Grant of Performance Shares and Performance Units	14
9.2	Amount of Award	14
9.3	Award Agreement	14
9.4	Performance Goals	15
9.5	Discretionary Adjustments	15
9.6	Payment of Awards	15
9.7	Termination of Employment or Service Due to Death or Disability	15
9.8	Termination of Employment or Service for Other Reasons	15
9.9	Non-transferability	15
ARTICLE 10 BENEFICIARY DESIGNATION		16
ARTICLE 11 RIGHTS OF EMPLOYEES AND DIRECTORS		16
11.1	Employment or Service	16
11.2	Participation	16
ARTICLE 12 CHANGE IN CONTROL		16
12.1	Effect of Change in Control	16
12.2	Conditional Vesting	16
12.3	Replacement Awards	17
12.4	Separation from Service	17
ARTICLE 13 AMENDMENT, MODIFICATION AND TERMINATION		17
13.1	Amendment, Modification and Termination	17
13.2	Awards Previously Granted	18
ARTICLE 14 WITHHOLDING		18
ARTICLE 15 SUCCESSORS		18
ARTICLE 16 REQUIREMENTS OF LAW		18
16.1	Requirements of Law	18
16.2	Governing Law	18
16.3	Regulatory Requirements	18
ARTICLE 17 ADDITIONAL PROVISIONS		19
17.1	Notices	19
17.2	Election to Defer	19
17.3	Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations	19
17.4	Compliance with Section 409A	20

A-ii

SOUTHERN MISSOURI BANCORP, INC.

2024 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1Establishment of the Plan.  The Company hereby establishes an incentive compensation plan to be known as the “Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan” (the “Plan”), as set forth in this document.  The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on October 28, 2024 or any adjournment or postponement thereof.  Prior to the Effective Date, the Company had in effect the Southern Missouri Bancorp, Inc. 2017 Omnibus Incentive Plan and the 2008 Equity Incentive Plan (collectively, the “Prior Plans”).  No further awards shall be made under the Prior Plans after the Effective Date, and Shares reserved to make new awards under the Prior Plans shall be released; provided Shares reserved to fund issued and outstanding awards under the Prior Plans shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plans shall remain outstanding in accordance with their terms.  Each outstanding award under the Prior Plans shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2Purpose of the Plan.  The purpose of the Plan is to continue to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3Duration of the Plan.  Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(b)“Bank” means Southern Bank, a Missouri state-chartered trust company with banking powers, or any successor thereto.

(c)“Beneficiary” has the meaning set forth in Article 10 herein.

(d)“Board” or “Board of Directors” means the Board of Directors of the Company.

(e)“Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order.  For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry.  Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(f)“Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.

(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(h)“Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(i)  “Company” means Southern Missouri Bancorp, Inc., a Missouri corporation, or any successor thereto.

(j)“Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(k)“Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l)“Employee” means a full-time or part-time employee of the Company or any Subsidiary.  Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(m)“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(o)“Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted.  If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded.  If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith.  Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(p)“Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option or Stock Appreciation Right.

(q)“Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

(r)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(s)“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.

(t)“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u)“Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(v)“Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

(w)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(x)“Performance-Based Award” means a Performance Shares Award or a Performance Units Award based on the achievement of performance goals during a Performance Period.

(y)“Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(z)“Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.

(aa)“Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals during a Performance Period.

(bb)“Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.

(cc)“Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

(dd)“Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.

(ee)“Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.

(ff)“Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(gg)“Shares” means shares of the common stock of the Company.

(hh)“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, granted pursuant to Article 7 herein.

(ii)“Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1The Committee.  The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2Authority of the Committee.  The Committee shall have full power except as limited by law or by the charter or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.

3.3Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1Number of Shares.  Subject to adjustment as provided in Section 4.4 herein:

(a) The total number of Shares available for issuance under the Plan shall be 650,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company.  Full Value Awards will be counted against the Limit on a 2.5-to-1 basis, subject to adjustment as provided in Section 4.4 herein.  To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance under Full Value Awards.  Awards that are not settled in Shares shall not be counted against the Limit.

(b)Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 350,000.

(c)All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant (at least three years for full vesting for the chief executive officer), provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) under this Plan may provide for a shorter vesting period at the time of grant.

4.2Maximum Awards.  Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a)The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be 50,000 Shares.

(b)The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 35,000.

(c)The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 35,000.

(d)The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall be 10,000 Shares.

4.3Lapsed Awards.  If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.

4.4Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of a Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

4.5Dividends and Dividend Equivalents.  The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder.  Dividends or dividend equivalents may be credited to a Participant’s account, provided that such dividends or dividend equivalents shall only be paid to the Participant when (and to the extent) the Award becomes vested or earned.  Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1Eligibility.  Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee.  Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after August 20, 2024, which is the date the Plan was adopted by the Company’s Board. Options granted to Directors shall consist only of NQSOs and not ISOs.  Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.

6.2Option Agreement.  Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.  The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3Exercise Price.  The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted.  In the event any holder of more than 10% of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant.  Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or be exchanged for cash or another Award if the Exercise Price of the exchanged Option is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

6.4Duration of Options.  Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of more than 10% of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7Restrictions on Share Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.  No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8Termination of Employment or Service Due to Death or Disability.

(a)Termination by Death.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b)Termination by Disability.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

(c)Exercise Limitations on ISOs.  In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan).  However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options.  Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10Additional Requirements with Respect to Incentive Stock Options.

(a)Notice of Sale.  Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an ISO.

(b)Maximum Dollar Value of ISOs Vesting Per Year.  The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

6.11Transferability of Options.  Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution.  An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer.  An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust.  No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the

Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members.  For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them.  Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee.  A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine.  In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised.  Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  However, the Grant Price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR.  The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option.  The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A).  Once a SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.

7.2Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.  Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or be exchanged for cash or another Award if the Grant  Price of the exchanged SAR is greater than the then-current Fair Market Value of a Share, without the approval of the Company’s stockholders.

7.3SAR Agreement.  Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the amount or percentage of the SAR that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.

7.4Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.

7.5Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

(b)The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6Restrictions on Share Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.  No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7Termination of Employment or Service Due to Death or Disability.

(a)Termination by Death.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.

(b)Termination by Disability.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

7.8Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan).  However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs.  Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.

7.9Transferability of SARs.  A SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution.  Any other SAR, whether or not related to a NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members.  For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11.  Unless transferred as permitted hereby, a SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1Grant of Restricted Stock and Restricted Stock Units.  Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine.  Unless vested earlier pursuant to Section 8.9 or 8.10 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of three years, with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance, which shall vest, based also upon continuing employment or service, over a minimum of one year; and (ii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.  Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3Non-transferability.  Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4Other Restrictions.  In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.  The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____, 20__.  A copy of the Plan and such Restricted Stock agreement may be obtained from the Corporate Secretary of Southern Missouri Bancorp, Inc.”

8.6Removal of Restrictions.  Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her Share certificate.

8.7Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.  Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8Dividends and Other Distributions.  Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be entitled to receive credit for dividends and other distributions paid with respect to those Shares, provided that they shall only be paid when (and to the extent) the Restricted Stock becomes vested or earned.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.  Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant.  Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9Termination of Employment or Service Due to Death or Disability.  Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11Settlement of Restricted Stock Units.  Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement.  When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1Grant of Performance Shares and Performance Units.  Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period.

9.2Amount of Award.  The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3Award Agreement.  Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an

Award paid in Shares, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4Performance Goals.  Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee.  Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6Payment of Awards.  Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period.  The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof.  Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7Termination of Employment or Service Due to Death or Disability.  Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8Termination of Employment or Service for Other Reasons.  Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9Non-transferability.  Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution.  Further, except as otherwise provided in the Participant’s agreement evidencing his or her

Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 10

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”).  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 11

RIGHTS OF EMPLOYEES AND DIRECTORS

11.1Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.  For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.

11.2Participation.  No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12

CHANGE IN CONTROL

12.1Effect of Change in Control.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 12 shall apply in the event of a Change in Control.  The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

12.2Conditional Vesting.  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 12.3 (a "Replacement Award") is provided to the Participant to replace an outstanding Award (the "Replaced Award") and except as otherwise provided by the Committee in the applicable Award Agreement:

(a)Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares or cash with respect to Restricted Stock Units shall occur pursuant to

Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award subject to performance-based vesting conditions, the effect of a Change in Control on such Award shall be determined applying the principles of Section 12.2(c) below as if such Award was a Performance Share Award; and

(c)Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.

12.3Replacement Awards.  An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:

(a)it has a value at least equal to the value of the Replaced Award;

(b)it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(c)it meets the requirements of Section 12.4 below; and

(d)its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 12.4).

(e)Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

12.4Separation from Service.  Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 13

AMENDMENT, MODIFICATION AND TERMINATION

13.1Amendment, Modification and Termination.  The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval.  In addition, Options and SARs issued under the Plan may not be repriced, replaced or re-granted through cancellation, by being exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders to the extent required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and, to the extent applicable, in compliance with Section 409A and except that SARs may be settled in cash in accordance with Section 7.5.  Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 13.2 herein.

13.2Awards Previously Granted.  No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 14

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.  The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 15

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 16

REQUIREMENTS OF LAW

16.1Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Missouri.

16.3Regulatory Requirements.  Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant.  The application of this Section 16.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 16.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 16.3 or the Regulatory Requirements.

ARTICLE 17

ADDITIONAL PROVISIONS

17.1Notices.  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)If to the Committee:

Southern Missouri Bancorp, Inc.

2991 Oak Grove Road

Poplar Bluff, Missouri  63901

Attention:  Corporate Secretary

(b)If to a Participant, to such person’s address as shown in the Company’s records.

17.2Election to Defer.  To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant.  Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

17.3Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations.  The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy, code of conduct or general clawback policy applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant,

(e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 16.3).  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (claw back) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

17.4Compliance with Section 409A.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement.  In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a  termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

01 - Greg A. Steffens 02 - Todd E. Hensley 03 - L. Douglas Bagby For Against Abstain For Against Abstain For Against Abstain 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 041L1B + + Proposals — The Board of Directors recommend a vote “For” all the nominees listed in Proposal 1, a vote “For” Proposal 2, a vote for “1 Year” for Proposal 3, a vote “For” Proposal 4 and a vote “For” Proposal 5. A 1. Election of Directors for terms to expire in 2027: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Revocable Proxy Card 2. Advisory (non-binding) vote on executive compensation as disclosed in the accompanying proxy statement. 3. The advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every year, every two years or every three years. For Against Abstain For Against Abstain 2 Years 3 Years Abstain 4. Approval of the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan. 5. Ratification of the appointment of Forvis Mazars, LLP as Southern Missouri Bancorp’s Independent auditors for the fiscal year ending June 30, 2025. 1 Year For Against Abstain

2024 Annual Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for Annual Meeting — October 28, 2024 The undersigned hereby revokes all proxies previously given with respect to all shares of common stock $.01 par value per share of Southern Missouri Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 28, 2024 at Company’s headquarters, located at 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof and appoints Sammy A. Schalk and Charles R. Love (the “proxies”) with full power of substitution, to act as proxies for the undersigned for the purpose of voting all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side. This proxy may be revoked in the manner described in the Company’s proxy statement for the Annual Meeting. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting, proxy statement and Annual Report for the fiscal year ended June 30, 2024. Shares represented by this proxy will be voted when properly executed by the Shareholder(s) in the manner directed by such Shareholder(s). If no such directions are indicated, this Proxy will be voted “For” the election of the nominees named in Proposal 1, “For” Proposal 2, for “1 Year” on Proposal 3, “For” Proposal 4 and “For” Proposal 5. In their discretion, the members of the Board of Directors of the Company are authorized to vote upon such other business as may properly come before the meeting in their best judgment. (Items to be voted appear on reverse side) Revocable Proxy — Southern Missouri Bancorp, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

01 - Greg A. Steffens 02 - Todd E. Hensley 03 - L. Douglas Bagby For Against Abstain For Against Abstain For Against Abstain 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 041L0B + + Proposals — The Board of Directors recommend a vote “For” all the nominees listed in Proposal 1, a vote “For” Proposal 2, a vote for “1 Year” for Proposal 3, a vote “For” Proposal 4 and a vote “For” Proposal 5. A 2. Advisory (non-binding) vote on executive compensation as disclosed in the accompanying proxy statement. 3. The advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every year, every two years or every three years. 1. Election of Directors for terms to expire in 2027: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Revocable Proxy Card 2 Years 3 Years Abstain 4. Approval of the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan. 5. Ratification of the appointment of Forvis Mazars, LLP as Southern Missouri Bancorp’s Independent auditors for the fiscal year ending June 30, 2025. 1 Year For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SMBC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SMBC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by October 28, 2024 at 1:00 A.M., local time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SMBC 2024 Annual Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for Annual Meeting — October 28, 2024 The undersigned hereby revokes all proxies previously given with respect to all shares of common stock $.01 par value per share of Southern Missouri Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 28, 2024 at Company’s headquarters, located at 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof and appoints Sammy A. Schalk and Charles R. Love (the “proxies”) with full power of substitution, to act as proxies for the undersigned for the purpose of voting all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side. This proxy may be revoked in the manner described in the Company’s proxy statement for the Annual Meeting. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting, proxy statement and Annual Report for the fiscal year ended June 30, 2024. Shares represented by this proxy will be voted when properly executed by the Shareholder(s) in the manner directed by such Shareholder(s). If no such directions are indicated, this Proxy will be voted “For” the election of the nominees named in Proposal 1, “For” Proposal 2, for “1 Year” on Proposal 3, “For” Proposal 4 and “For” Proposal 5. In their discretion, the members of the Board of Directors of the Company are authorized to vote upon such other business as may properly come before the meeting in their best judgment. (Items to be voted appear on reverse side) Revocable Proxy — Southern Missouri Bancorp, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + 2024 Annual Meeting Admission Ticket 2024 Annual Meeting of Southern Missouri Bancorp, Inc. Shareholders October 28, 2024 9:00 am CT 2991 Oak Grove Road Poplar Bluff, MO 63901 Upon arrival, please present this admission ticket and photo identification at the registration desk.